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As filed with the Securities and Exchange Commission on April 7, 2004

Registration No. 333-113786

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
AMENDMENT NO. 1
TO
FORM F-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Bunge Limited Finance Corp. (Exact name of Registrant as specified in its charter and translation of Registrant's name into English)	Bunge Limited (Exact name of Registrant as specified in its charter and translation of Registrant's name into English)
Delaware (State or other jurisdiction of incorporation or organization)	2070 (Primary standard Industrial Classification Code Number)	26-002-1554 (I.R.S. Employer Identification No.)	Bermuda (State or other jurisdiction of incorporation or organization)	2070 (Primary standard Industrial Classification Code Number)	N/A (I.R.S. Employer Identification No.)

50 Main Street
White Plains, New York 10606
(914) 684-2800
(Address and telephone number of Registrant's principal executive offices)

Bunge Limited
50 Main Street
White Plains, New York 10606
Attention: Carla L. Heiss, Assistant General Counsel
(914) 684-2800
(Name, address and telephone number of agent for service)

with a copy to:
Andrew B. Jánszky
Shearman & Sterling LLP
599 Lexington Avenue
New York, New York 10022
(212) 848-4000

        Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is neither an offer to sell these securities nor a solicitation of an offer to buy these securities in any state where such offer or sale is not permitted.

Subject to Completion, dated April 7, 2004

PROSPECTUS

$500,000,000

BUNGE LIMITED FINANCE CORP.

OFFER TO EXCHANGE

4.375% Senior Notes due 2008
that have been registered under the Securities Act of 1933

for any and all

Unregistered 4.375% Senior Notes due 2008

Fully and Unconditionally Guaranteed as to payment of principal and interest by

BUNGE LIMITED

TERMS OF THE EXCHANGE OFFER

        This prospectus and accompanying letter of transmittal relate to the proposed offer by Bunge Limited Finance Corp. to exchange up to $500,000,000 aggregate principal amount of new 4.375% senior notes due 2008, which are registered under the Securities Act of 1933, as amended, for any and all of its 4.375% senior notes due 2008 that were issued on December 15, 2003. The exchange senior notes are unconditionally guaranteed as to payment of principal and interest by Bunge Limited. Bunge Limited Finance Corp. is a wholly owned subsidiary of Bunge Limited. The unregistered senior notes have certain transfer restrictions. The exchange senior notes will be freely transferable.

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  THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON MAY 11, 2004, UNLESS WE EXTEND THE OFFER.

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  Tenders of outstanding unregistered senior notes may be withdrawn at any time before 5:00 p.m. on the date the exchange offer expires.

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  All outstanding unregistered senior notes that are validly tendered and not validly withdrawn will be exchanged.

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  The terms of the exchange senior notes to be issued are substantially similar to the unregistered senior notes, except they are registered under the Securities Act of 1933, do not have any transfer restrictions and do not have registration rights or rights to additional interest.

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  The exchange of senior notes will not be a taxable exchange for U.S. federal income tax purposes.

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  Neither Bunge Limited Finance Corp. nor Bunge Limited will receive any proceeds from the exchange offer.

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  The exchange senior notes will not be listed on any exchange.

        Please see "Risk Factors" beginning on page 10 for a discussion of certain factors you should consider in connection with the exchange offer.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be distributed in the exchange offer, nor have any of these organizations determined that this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                        , 2004.

        Each holder of an unregistered senior note wishing to accept the exchange offer must deliver the unregistered senior note to be exchanged, together with the letter of transmittal that accompanies this prospectus and any other required documentation, to the exchange agent identified in this prospectus. Alternatively, you may effect a tender of unregistered senior notes by book-entry transfer into the exchange agent's account at The Depository Trust Company ("DTC"), Clearstream Banking, société anonyme ("Clearstream Banking") or Euroclear Bank S.A./N.A., as operator of the Euroclear System ("Euroclear"). All deliveries are at the risk of the holder. You can find detailed instructions concerning delivery in the section called "The Exchange Offer" in this prospectus and in the accompanying letter of transmittal.

        If you are a broker-dealer that receives exchange senior notes for your own account, you must acknowledge that you will deliver a prospectus in connection with any resale of the exchange senior notes. The letter of transmittal accompanying this prospectus states that, by so acknowledging and by delivering a prospectus, you will not be deemed to admit that you are an "underwriter" within the meaning of the Securities Act of 1933. You may use this prospectus, as we may amend or supplement it in the future, for your resales of exchange senior notes. We will make this prospectus available to any broker-dealer for use in connection with any such resale for a period of 180 days after the date of consummation of this exchange offer.

        You should rely only on the information contained in or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. You should assume that the information contained in or incorporated by reference in this prospectus is accurate only as of the date of this prospectus or the date of the document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since then. Neither

i

Bunge Limited Finance Corp. nor Bunge Limited is making an offer of the senior notes in any jurisdiction where the offer is not permitted.

        References to "Bunge Limited Finance" mean Bunge Limited Finance Corp. and references to "Bunge," "we", "us" and "our" in this prospectus mean, unless otherwise indicated, Bunge Limited and its consolidated subsidiaries, including Bunge Limited Finance Corp. Whenever we refer in this prospectus to the 4.375% senior notes due 2008 issued on December 15, 2003, we will refer to them as the "unregistered senior notes." Whenever we refer in this prospectus to the registered 4.375% senior notes due 2008, we will refer to them as the "exchange senior notes." The unregistered senior notes and the exchange senior notes are collectively referred to as the "senior notes." References to "$" and "dollars" are to United States dollars.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

        This prospectus and the documents incorporated by reference into this prospectus include forward-looking statements that reflect our current expectations and projections about our future results, performance, prospects and opportunities. We have tried to identify these forward-looking statements by using words including "may," "will," "expect," "anticipate," "believe," "intend," "estimate," "continue" and similar expressions. These forward-looking statements are subject to a number of risks, uncertainties and other factors that could cause our actual results, performance, prospects or opportunities, as well as those of the markets we serve or intend to serve, to differ materially from those expressed in, or implied by, these forward-looking statements. These factors include the risks, uncertainties, trends and other factors discussed under the heading "Risk Factors" in this prospectus and in our Annual Report on Form 20-F for the fiscal year ended December 31, 2003, which is incorporated herein by reference, under the headings "Item 3. Key Information—Risk Factors," "Item 4. Information on the Company—Business Overview," "Item 5. Operating and Financial Review and Prospects" and elsewhere in our Annual Report on Form 20-F. Examples of forward-looking statements include all statements that are not historical in nature, including statements regarding:

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  our operations, competitive position, strategy and prospects;

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  industry conditions, including the cyclicality of the agribusiness industry and unpredictability of the weather;

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  estimated demand for the commodities and other products that we sell and use in our business;

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  the effects of adverse economic, political or social conditions and changes in foreign exchange policy or rates;

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  our ability to complete, integrate and benefit from acquisitions, joint ventures and strategic alliances;

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  governmental policies affecting our business, including agricultural and trade policies and laws governing environmental liabilities;

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  our funding needs and financing sources; and

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  the outcome of pending regulatory and legal proceedings.

        In light of these risks, uncertainties and assumptions, you should not place undue reliance on any forward-looking statements. Additional risks that we may currently deem immaterial or that are not presently known to us could also cause the forward-looking events discussed in this prospectus or incorporated by reference herein not to occur. Except as otherwise required by applicable securities laws, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason, after the date of this prospectus.

WHERE YOU CAN FIND MORE INFORMATION

        We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, and will file reports, including Annual Reports on Form 20-F, and other information with the SEC. However, as a foreign private issuer, we are exempt from the rules under the Exchange Act relating to the furnishing and content of proxy statements and relating to short-swing profit reporting and liability. Our Annual Report on Form 20-F contains our audited consolidated financial statements. We also submit our quarterly consolidated financial statements on Form 6-K with the SEC.

        Bunge Limited Finance's financial condition, results of operations and cash flows are consolidated in our financial statements. Bunge Limited Finance is not required under the Exchange Act to file annual, quarterly and current reports, proxy statements and other information with the SEC.

Accordingly, Bunge Limited Finance does not file separate financial statements with the SEC. Bunge Limited Finance prepares separate financial statements in accordance with U.S. GAAP that are provided on a quarterly and annual basis to lenders under its credit facilities. Bunge Limited Finance intends to furnish these financial statements to the trustee of the senior notes, which will make them available to the holders of the senior notes.

        You may read any document we file with the SEC, including the documents incorporated by reference into this prospectus, at the SEC's public reference rooms at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. In addition, the SEC maintains an Internet website at www.sec.gov, from which you can electronically access our filings. Copies of reports and other information also may be inspected in the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        We are incorporating by reference into this prospectus certain information that we file with the SEC, which means that we are disclosing to you important information about us and our financial condition not contained in this prospectus by referring you to those documents that are considered part of this prospectus. This prospectus incorporates by reference the documents set forth below that we have previously filed with the SEC.

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  Our Annual Report on Form 20-F for the fiscal year ended December 31, 2003, filed on March 15, 2004.

        All documents that we will file with or submit to the SEC under the Exchange Act on Form 20-F, and on Form 6-K which specifically state that they are intended to be incorporated by reference, after the date of this prospectus and for 180 days following completion of the exchange offer, shall be deemed to be incorporated by reference in, and to be a part of, this prospectus from the date such documents are filed. Bunge's file number for documents filed under the Exchange Act is 001-16625.

        We will provide, without charge, to any person who receives a copy of this prospectus, upon such recipient's written or oral request, a copy of any document this prospectus incorporates by reference, other than exhibits to such incorporated documents, unless such exhibits are specifically incorporated by reference in such incorporated document, until the exchange offer is complete. Requests should be directed to:

Bunge Limited
50 Main Street
White Plains, New York 10606
Attention: Investor Relations
(914) 684-2800

        Any request for documents should be made by May 4, 2004 to ensure timely delivery of the documents prior to the expiration of the exchange offer.

        Any statement contained in this prospectus or in a document incorporated by reference into this prospectus shall be deemed to be modified or superseded to the extent that such statement is made in any subsequently filed document. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

SUMMARY

        The following summary highlights selected information from this prospectus and does not contain all of the information that you should consider before participating in this exchange offer. You should read carefully the entire prospectus, accompanying letter of transmittal and documents incorporated by reference.

Bunge Limited Finance Corp.

        Bunge Limited Finance Corp. is an indirect, wholly owned subsidiary of Bunge Limited and was formed for the sole purpose of issuing the debt of Bunge, other than commercial paper, and investing the proceeds of the issuances in a master trust facility that Bunge has created to centralize its financing operations. The master trust, in turn, acquires loans made to Bunge Limited and certain of its subsidiaries with the proceeds from debt incurred by Bunge through Bunge Limited Finance and other finance subsidiaries. Bunge Limited Finance's only assets are a trust certificate entitling it to a fractional undivided interest in the pool of intercompany loans held by the Bunge master trust facility and related hedging agreements. Among other things, the master trust facility is intended to allow creditors of Bunge Limited Finance, including holders of the senior notes, to have the benefit of claims in respect of Bunge's subsidiaries which are equal in right of payment to indebtedness owed or payable to other creditors of these subsidiaries. See "Description of Master Trust Structure" for a discussion of the Bunge master trust facility and the assets it holds. Bunge Limited Finance is incorporated under the laws of the State of Delaware.

Bunge Limited

        Bunge Limited has fully, unconditionally and irrevocably guaranteed the payment of the principal of, premium, if any, and interest on the exchange senior notes offered hereby when due and payable. Bunge Limited is a limited liability company formed under the laws of Bermuda.

        We are an integrated, global agribusiness and food company operating in the farm-to-consumer food chain, with operations ranging from sales of raw materials such as grains and fertilizers to retail food products such as margarine and mayonnaise. We have primary operations in North America, South America and Europe and worldwide distribution capabilities. In 2003, we had total net sales of $22,165 million. We believe we are:

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  the world's leading oilseed processing company, based on processing capacity;

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  the largest processor of soybeans in the Americas and one of the world's leading exporters of soybean products, based on volume;

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  the largest producer and supplier of fertilizer to farmers in South America, based on volume; and

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  the leading seller of bottled vegetable oils worldwide, based on sales.

        We conduct our operations in three divisions: agribusiness, fertilizer and food products, which divisions include four reporting segments—agribusiness, fertilizer, edible oil products and milling products. Our agribusiness division is an integrated business involved in the purchase, sale and processing of grains and oilseeds. Our agribusiness operations and assets are primarily located in the United States, Brazil, Argentina and Europe, and we have international marketing offices throughout the world. The net sales in our agribusiness division were $17,345 million in 2003, or 78% of our total net sales.

        Our fertilizer division is involved in every stage of the fertilizer business, from mining of raw materials to the sale of fertilizer products. The activities of our fertilizer division are primarily located in Brazil and Argentina. Net sales in our fertilizer division were $1,954 million in 2003, or 9% of our total net sales.

        Our food products division consists of two business lines: edible oil products and milling products. These businesses produce and sell food products such as edible oils, shortenings, margarine, mayonnaise and milled products such as wheat flours and corn products. The activities of our food products division are primarily located in North America, Europe, Brazil and India. Net sales in our food products division were $2,866 million in 2003, or 13% of our total net sales.

        Bunge Limited Finance and Bunge Limited have their principal executive offices and corporate headquarters at 50 Main Street, White Plains, New York 10606, and their telephone number is (914) 684-2800. Bunge Limited's registered office is located at 2 Church Street, Hamilton, HM 11, Bermuda.

        Bunge's website address is www.bunge.com. Information contained in or connected to Bunge's website is not a part of this prospectus.

SUMMARY OF THE EXCHANGE OFFER

        On December 15, 2003, Bunge Limited Finance issued $500 million aggregate principal amount of unregistered 4.375% senior notes due 2008. The unregistered senior notes are fully, unconditionally and irrevocably guaranteed as to payment of principal and interest by Bunge Limited. On the same day, we and the initial purchasers of the unregistered senior notes entered into an exchange and registration rights agreement in which we agreed that you, as a holder of unregistered senior notes, would be entitled to exchange your unregistered senior notes for exchange senior notes registered under the Securities Act but otherwise having substantially identical terms to the unregistered senior notes. This exchange offer is intended to satisfy these rights. After the exchange offer is completed, you will no longer be entitled to any registration rights with respect to your senior notes. The exchange senior notes will be our obligations and will be entitled to the benefits of the indenture relating to the senior notes. The exchange senior notes will also be fully, unconditionally and irrevocably guaranteed as to payment of principal and interest by Bunge Limited. The form and terms of the exchange senior notes are identical in all material respects to the form and terms of the unregistered senior notes, except that the exchange senior notes have been registered under the Securities Act and, therefore, will contain no restrictive legends; the exchange senior notes will not have registration rights; and the exchange senior notes will not have rights to additional interest. For additional information on the terms of this exchange offer, see "The Exchange Offer."

The Exchange Offer
Bunge Limited Finance is offering to exchange each $1,000 principal amount of its 4.375% senior notes due 2008, which have been registered under the Securities Act, for each $1,000 principal amount of its outstanding unregistered 4.375% senior notes due 2008 that were issued on December 15, 2003. As of the date of this prospectus, $500 million in principal amount of its unregistered senior notes is outstanding.
Expiration of the Exchange Offer	The exchange offer will expire at 5:00 p.m., New York City time, on May 11, 2004, unless we decide to extend the exchange offer.
Conditions of the Exchange Offer
Bunge Limited Finance will not be required to accept for exchange any unregistered senior notes, and Bunge Limited Finance may amend or terminate the exchange offer if any of the following conditions or events occurs:
	•	the exchange offer or the making of any exchange by a holder of unregistered senior notes violates applicable law or any applicable interpretation of the staff of the SEC;
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any action or proceeding shall have been instituted or threatened with respect to the exchange offer which, in Bunge Limited Finance's reasonable judgment, would impair its ability to proceed with the exchange offer; and
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any law, rule or regulation or applicable interpretations of the staff of the SEC have been issued or promulgated which, in Bunge Limited Finance's good faith determination, does not permit it to effect the exchange offer.

Bunge Limited Finance will give oral or written notice of any non-acceptance, amendment or termination to the registered holders of the unregistered senior notes as promptly as practicable. Bunge Limited Finance reserves the right to waive any conditions of the exchange offer.
Resale of Exchange Senior Notes
Based on interpretative letters of the SEC staff to third parties unrelated to us, Bunge Limited Finance believes that you can resell and transfer the exchange senior notes you receive pursuant to this exchange offer without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that:
	•	any exchange senior notes to be received by you will be acquired in the ordinary course of your business;
	•	you are not engaged in, do not intend to engage in and have no arrangement or understanding with any person to engage in the distribution of the unregistered senior notes or exchange senior notes;
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you are not an "affiliate" (as defined in Rule 405 under the Securities Act) of Bunge Limited Finance or Bunge Limited or, if you are such an affiliate, you will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable;
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if you are a broker-dealer, you have not entered into any arrangement or understanding with Bunge Limited Finance or Bunge Limited or any "affiliate" of Bunge Limited Finance or Bunge Limited (as defined in Rule 405 under the Securities Act) to distribute the exchange senior notes;
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if you are a broker-dealer and you will receive exchange senior notes for your own account in exchange for unregistered senior notes that were acquired as a result of market-making activities or other trading activities, you will deliver a prospectus in connection with any resale of such exchange senior notes; and
	•	you are not acting on behalf of any person or entity that could not truthfully make these representations.
If you wish to accept the exchange offer, you must represent to Bunge Limited Finance that these conditions have been met.

If Bunge Limited Finance's belief is inaccurate and you transfer any exchange senior note without delivering a prospectus meeting the requirements of the Securities Act or without an exemption from registration under the Securities Act, you may incur liability under the Securities Act. Bunge Limited Finance does not assume or indemnify you against such liability.

Accrued Interest on the Exchange Senior Notes and Unregistered Senior Notes
The exchange senior notes will accrue interest from and including December 15, 2003. Bunge Limited Finance will pay interest on the exchange senior notes semiannually on June 15 and December 15 of each year, commencing June 15, 2004.

Holders of unregistered senior notes that are accepted for exchange will be deemed to have waived the right to receive any payment in respect of interest accrued from the date of the last interest payment date in respect of the unregistered senior notes until the date of the issuance of the exchange senior notes. Consequently, holders of exchange senior notes will receive the same interest payments that they would have received had they not accepted the exchange offer.
Procedures for Tendering Unregistered Senior Notes	If you wish to participate in the exchange offer, you must:
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transmit a properly completed and signed letter of transmittal, and all other documents required by the letter of transmittal, to the exchange agent at the address set forth in the letter of transmittal. These materials must be received by the exchange agent before 5:00 p.m., New York City time, on May 11, 2004, the expiration date of the exchange offer. You must also provide physical delivery of your unregistered senior notes to the exchange agent's address as set forth in the letter of transmittal. The letter of transmittal must also contain the representations you must make to us as described under "The Exchange Offer—Procedures for Tendering"; or
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you may effect a tender of unregistered senior notes electronically by book-entry transfer into the exchange agent's account at DTC and through Clearstream Banking or Euroclear pursuant to established procedures between DTC and Euroclear or Clearstream Banking. By tendering the unregistered senior notes by book-entry transfer, you must agree to be bound by the terms of the letter of transmittal.
Special Procedures for Beneficial Owners
If you are a beneficial owner of unregistered senior notes that are held through a broker, dealer, commercial bank, trust company or other nominee and you wish to tender such unregistered senior notes, you should contact the registered holder promptly and instruct them to tender your unregistered senior notes on your behalf.

Guaranteed Delivery Procedures for Unregistered Senior Notes
If you cannot meet the expiration deadline, or you cannot deliver on time your unregistered senior notes, the letter of transmittal or any other required documentation, or comply on time with DTC's, Euroclear's or Clearstream Banking's respective standard operating procedures for electronic tenders, you may tender your unregistered senior notes according to the guaranteed delivery procedures set forth under "The Exchange Offer—Guaranteed Delivery Procedures."
Withdrawal Rights	You may withdraw the tender of your unregistered senior notes at any time prior to 5:00 p.m., New York City time, on May 11, 2004, the expiration date.
Consequences of Failure to Exchange
If you are eligible to participate in this exchange offer and you do not tender your unregistered senior notes as described in this prospectus, your unregistered senior notes will continue to be subject to transfer restrictions. As a result of the transfer restrictions and the availability of exchange senior notes, the market for the unregistered senior notes is likely to be much less liquid than before this exchange offer. The unregistered senior notes will, after this exchange offer, bear interest at the same rate as the exchange senior notes.
Certain U.S. Federal Income Tax Consequences	The exchange of the unregistered senior notes for exchange senior notes pursuant to the exchange offer will not be a taxable exchange for U.S. federal income tax purposes.
Use of Proceeds	Neither Bunge Limited Finance nor Bunge Limited will receive any proceeds from the issuance of exchange senior notes pursuant to the exchange offer.
Exchange Agent for Unregistered Senior Notes
SunTrust Bank, the trustee under the indenture for the unregistered senior notes, is serving as the exchange agent in connection with the exchange offer. SunTrust Bank can be reached c/o Law Debenture Corporate Services Inc., 767 Third Avenue, New York, New York 10017, facsimile number (212) 750-1361, or by contacting Kelly Mathis at telephone number (404) 588-7063.

SUMMARY DESCRIPTION OF THE EXCHANGE SENIOR NOTES

        The following summarized description of the exchange senior notes is subject to a number of important exceptions and qualifications. For additional information on the terms of the exchange senior notes, see "Description of the Senior Notes."

Issuer	Bunge Limited Finance Corp.
Guarantor	Bunge Limited
Exchange Senior Notes	$500,000,000 aggregate principal amount of registered 4.375% senior notes due 2008
Maturity Date	December 15, 2008
Interest	4.375% per annum, payable semiannually in arrears on June 15 and December 15, commencing on June 15, 2004
Ranking
The exchange senior notes will be unsecured obligations of Bunge Limited Finance and will rank equally in right of payment with all other existing and future unsecured and unsubordinated indebtedness of Bunge Limited Finance.
Guarantee
All payments on the exchange senior notes, including principal and interest, will be fully, unconditionally and irrevocably guaranteed by Bunge Limited. Bunge Limited's guarantee will rank equally in right of payment with its other unsecured and unsubordinated indebtedness and guarantees.
Further Issuances
Bunge Limited Finance may, without the consent of the holders of the exchange senior notes, from time to time issue other senior notes, including senior notes of the same series that have the same ranking as the exchange senior notes.
Optional Redemption
Bunge Limited Finance may redeem any of the exchange senior notes at any time, in whole or in part, in cash at the redemption prices described in this prospectus, plus accrued and unpaid interest to the date of redemption.
Certain Covenants
The indenture governing the exchange senior notes contains covenants that limit Bunge Limited Finance's ability to engage in any transactions other than those allowed under the master trust facility as described in "Description of Master Trust Structure." The indenture also contains covenants that, among other things, limit Bunge Limited's ability, and the ability of certain of its subsidiaries, to:
• incur certain liens;

• engage in sale-leaseback transactions; or
• merge, amalgamate or consolidate or sell all or substantially all of its assets.
These limitations are subject to a number of important qualifications and exceptions. See "Description of the Senior Notes—Covenants."
Trustee	SunTrust Bank
Listing	The exchange senior notes will not be listed on an exchange.
Use of Proceeds	Neither Bunge Limited Finance nor Bunge Limited will receive any proceeds from the issuance of exchange senior notes pursuant to the exchange offer.

RATIO OF EARNINGS TO FIXED CHARGES

        The ratio of earnings to fixed charges for Bunge are set forth below for each year in the five-year period ended December 31, 2003.

        For purposes of computing the following ratios, earnings represents income from continuing operations before fixed charges and taxes. Fixed charges represent interest expense, amortization of capitalized interest and such portion of rental expense that represents an appropriate interest factor.

	Year Ended December 31,
	2003	2002	2001	2000	1999(1)
Ratio of Earnings to Fixed Charges	3.8x	3.3x	1.9x	1.2x	0.9x

(1)
Earnings were inadequate to cover fixed charges by $24 million.

RISK FACTORS

        You should consider carefully the risks and uncertainties described below in addition to all the other information included or incorporated by reference into this prospectus, including under the heading "Item 3.D. Risk Factors" in our Annual Report on Form 20-F for the fiscal year ended December 31, 2003, before deciding to invest in the senior notes. Our business, financial condition or results of operations could be materially adversely affected by any of the risks and uncertainties described therein. Additional risks not presently known to us or that we currently deem immaterial may also impair our financial condition and business operations.

Risks Relating to the Senior Notes

We are dependent on access to external sources of financing to acquire and maintain the inventory, facilities and equipment necessary to run our business.

        We require significant amounts of capital to operate our business and fund capital expenditures. We require significant working capital to purchase, process and market our agricultural commodities inventories. An interruption of our access to short-term credit or a significant increase in our cost of credit could materially increase our interest expense and impair our ability to compete effectively in our business.

        We operate an extensive network of storage facilities, processing plants, refineries, mills, mines, ports, transportation assets and other facilities as part of our business. We are required to make substantial capital expenditures to maintain, upgrade and expand these facilities to keep pace with competitive developments, technological advances and changing safety standards in our industry. Significant unbudgeted increases in our capital expenditures could adversely affect our operating results. In addition, if we are unable to continue devoting substantial resources to maintaining and enhancing our infrastructure, we may not be able to compete effectively.

        Our future funding requirements will depend, in large part, on our working capital requirements and the nature of our capital expenditures. In addition, the expansion of our business and pursuit of business opportunities may require us to have access to significant amounts of capital. As of December 31, 2003, we had approximately $3.4 billion in total indebtedness. Our indebtedness could limit our ability to obtain additional financing, limit our flexibility in planning for, or reacting to, changes in the markets in which we compete, place us at a competitive disadvantage compared to our competitors that are less leveraged than we are and require us to dedicate more cash on a relative basis to servicing our debt and less to developing our business. This may limit our ability to run our business and use our resources in the manner in which we would like.

The senior notes are effectively subordinated to our secured debt.

        The senior notes are not secured by any of our assets. Therefore, in the event of our bankruptcy, liquidation or reorganization, holders of our secured debt will have claims with respect to the assets securing their debt that have priority over your claims as noteholders. As of December 31, 2003, we had $308 million of long-term debt that is secured by certain land, property, equipment, investments in our consolidated subsidiaries and export commodity contracts having a net carrying value of $631 million. To the extent that the value of the secured assets is insufficient to repay our secured debt, holders of secured debt would be entitled to share in any of our remaining assets equally with you and any other unsecured lenders.

We are a holding company and depend upon funds from our subsidiaries to meet our obligations under the guarantee of the senior notes.

        We are a holding company and our only significant assets are our investments in our subsidiaries. As a holding company, we are dependent upon dividends, loans or advances, or other intercompany transfers of funds from our subsidiaries to meet our obligations, including our obligations under the guarantee. The ability of our subsidiaries to pay dividends and make other payments to us may be restricted by, among other things, applicable laws as well as agreements to which those subsidiaries may be party. Therefore, our ability to make payments with respect to the guarantee may be limited.

        The master trust facility is intended, among other things, to allow creditors of Bunge Limited Finance, including holders of the senior notes, to have the benefit of claims on our subsidiaries that are obligated under the intercompany loans which are equal in right of payment to indebtedness owed or payable to third party creditors of these subsidiaries. To the extent that other creditors or third parties have superior rights of payment with respect to the claims against a particular subsidiary under the laws of its jurisdiction or for any other reason, then the claims of the master trust for the benefit of the holders of the senior notes may be subject to the rights of such other creditors or third parties against the assets and earnings of that subsidiary.

An active trading market for the senior notes may not develop.

        Prior to the initial placement of the unregistered senior notes, there was no trading market for the unregistered senior notes. Although the broker dealers that acted as initial purchasers when the unregistered senior notes were initially issued advised us at the time the unregistered senior notes were issued that they intended to make a market in the senior notes, they are not obligated to do so, and any market-making with respect to the senior notes may be discontinued at any time without notice. In addition, their market-making activity may be subject to the limits imposed by the Securities Act and the Exchange Act. Accordingly, we cannot provide you with any assurance regarding whether a trading market for the senior notes will develop or as to the liquidity or sustainability of any such market, the ability of holders to sell their senior notes or the price at which holders may be able to sell their senior notes. If a market were to develop, the senior notes could trade at prices that may be higher or lower than the offering price depending on many factors, including prevailing interest rates, our financial performance, developments in the industries in which we conduct business, changes in the overall market for investment grade securities and changes in the market price of our common shares. If no active trading market develops, you may not be able to resell your senior notes at their fair market value or at all.

        We have not listed, and do not intend to list, the exchange senior notes on any national securities exchange or automated quotation system.

CAPITALIZATION

        The following table sets forth our cash and capitalization as of February 29, 2004. This table should be read in conjunction with the financial information for the year ended December 31, 2003 included in our 2003 Annual Report on Form 20-F for the fiscal year ended December 31, 2003, filed on March 15, 2004 and incorporated by reference herein.

As of February 29, 2004
(US$ in millions, except share data)
Cash and cash equivalents	$429

Debt:
Short-term debt, including current portion of long-term debt	1,323
Long-term debt:
Secured	308
Unsecured	612
6.31% Senior Guaranteed Notes, Series A, due 2007	82
6.78% Senior Guaranteed Notes, Series B, due 2009	53
7.44% Senior Guaranteed Notes, Series C, due 2012	351
7.80% Senior Notes due 2012	200
3 3/4% Convertible Notes due 2022	250
5.875% Senior Notes due 2013	300
4.375% Senior Notes due 2008	500

Total long-term debt	2,656
Redeemable preferred stock	170
Minority interest	386
Shareholders' equity:
Preference shares, par value $.01; 10,000,000 shares authorized; no shares issued and outstanding, actual and as adjusted	—
Common shares, par value $.01; 240,000,000 shares authorized; 100,086,250 shares issued and outstanding(1)	1
Additional paid in capital	2,014
Retained earnings	1,043
Accumulated other comprehensive loss	(690)

Total shareholders' equity	2,368

Total capitalization	$6,903

(1)
The number of shares outstanding as of February 29, 2004 excludes 3,712,308 shares issuable upon the exercise of stock options and the issuance of 298,500 shares issuable in respect of time-vested regular and performance-based restricted stock units and, with respect to performance-based restricted stock units, assumes all participants elect to receive shares and no adjustment by the Compensation Committee.

USE OF PROCEEDS

        Neither Bunge Limited Finance nor Bunge Limited will receive any proceeds from the exchange offer. In consideration for issuing the exchange senior notes contemplated by this prospectus, Bunge Limited Finance will receive unregistered senior notes from you in like principal amount. The unregistered senior notes surrendered in exchange for exchange senior notes will be retired and canceled and cannot be reissued. Accordingly, the issuance of the exchange senior notes will not result in any change in our indebtedness.

THE EXCHANGE OFFER

Purpose and Effect of Exchange Offer; Registration Rights

        Bunge Limited Finance sold the unregistered senior notes to Citigroup Global Markets Inc., J.P. Morgan Securities Inc., Credit Suisse First Boston LLC, Morgan Stanley & Co. Incorporated, BNP Paribas Securities Corp., HSBC Securities (USA) Inc., ING Financial Markets LLC, Rabo Securities USA, Inc. and SG Cowen Securities Corporation, as the initial purchasers, pursuant to a purchase agreement dated December 10, 2003. The initial purchasers resold the unregistered senior notes pursuant to an offering memorandum dated December 10, 2003 in reliance on Rule 144A and Regulation S under the Securities Act. On December 15, 2003, we entered into an exchange and registration rights agreement with the initial purchasers. Under the exchange and registration rights agreement, we agreed:

  •
  to file with the SEC a registration statement relating to the exchange offer under the Securities Act no later than May 13, 2004;

  •
  to use our reasonable best efforts to cause the exchange offer registration statement to be declared effective under the Securities Act on or before June 12, 2004; and

  •
  to use our reasonable best efforts to cause the exchange offer to be consummated as promptly as practicable following the date of effectiveness of the exchange offer registration statement, but not later than July 12, 2004.

        If you participate in the exchange offer, you will, with limited exceptions, receive exchange senior notes that are freely tradable and not subject to restrictions on transfer. You should read the information in this prospectus under the heading "—Resale of Exchange Senior Notes" for more information relating to your ability to transfer exchange senior notes.

        The exchange offer is not being made to, nor will Bunge Limited Finance accept tenders for exchange from, holders of unregistered senior notes in any jurisdiction in which the exchange offer or the acceptance of the exchange offer would not be in compliance with the securities laws or blue sky laws of such jurisdiction.

        If you are eligible to participate in this exchange offer and you do not tender your unregistered senior notes as described in this prospectus, you will not have any further registration rights. In that case, your unregistered senior notes will continue to be subject to restrictions on transfer under the Securities Act.

Shelf Registration

        In the exchange and registration rights agreement, we agreed to file a shelf registration statement only if:

  •
  there is a change in law or applicable interpretations of the law by the staff of the SEC, and as a result we are not permitted to effect the exchange offer as contemplated by the exchange and registration rights agreement;

  •
  for any other reason the exchange offer is not consummated by July 12, 2004;

  •
  any initial purchaser so requests within 210 days after the consummation of the exchange offer with respect to unregistered senior notes not eligible to be exchanged for exchange senior notes in the exchange offer and held by it following the consummation of the exchange offer;

  •
  any applicable law or interpretations do not permit any holder of unregistered senior notes (other than an initial purchaser) to participate in the exchange offer; or

  •
  any holder (other than an initial purchaser) of unregistered senior notes that participates in the exchange offer does not receive freely transferable exchange senior notes in exchange for unregistered senior notes.

        If a shelf registration statement is required, we will use our reasonable best efforts to:

  •
  file the shelf registration statement with the SEC as promptly as practicable (but in no event more than 60 days after such filing obligation arises);

  •
  use our reasonable efforts to cause the shelf registration statement to be declared effective; and

  •
  use our reasonable efforts to keep the shelf registration statement effective until the earliest of (1) December 15, 2005, (2) the date on which all of the unregistered senior notes covered by the shelf registration statement have been sold pursuant thereto, or (3) the date on which the unregistered senior notes covered by the shelf registration statement become eligible for resale without volume restrictions under Rule 144 under the Securities Act.

        During any 365-day period, we will have the ability to suspend the availability of the shelf registration statement for up to four periods of up to 30 consecutive days, but no more than an aggregate of 90 days during any 365-day period, if any event occurs or is pending as a result of which it is necessary, in the reasonable judgment of our board of directors upon advice of counsel, to suspend the use of the shelf registration statement.

        The shelf registration statement will permit only certain holders to resell their unregistered senior notes from time to time. In particular, Bunge Limited Finance may require that each holder furnish to us such information concerning the holder and the distribution of their unregistered senior notes, and Bunge Limited Finance may exclude from registration the unregistered senior notes of any holder that fails to furnish such information within a reasonable time after receiving the request.

        If we are required to file a shelf registration statement, Bunge Limited Finance will provide to each holder of unregistered senior notes that are covered by the shelf registration statement copies of the prospectus that is a part of the shelf registration statement and notify each such holder when the shelf registration statement becomes effective. A holder who sells unregistered senior notes pursuant to the shelf registration statement will be required to be named as a selling securityholder in the prospectus and to deliver a copy of the prospectus to purchasers. Such holder will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales, and will be bound by the provisions of the exchange and registration rights agreement which are applicable to such a holder (including the applicable indemnification obligations).

Additional Interest

        If a registration default (as defined below) occurs, we will be required to pay additional interest to each holder of unregistered senior notes. During the first 90-day period that a registration default occurs, we will pay additional interest equal to 0.25% per annum, which will increase by an additional 0.25% per annum during each subsequent 90-day period, up to a maximum of 0.50% per annum, until each registration default has been cured. Such additional interest will accrue only for those days that a registration default occurs and is continuing. Following the cure of all registration defaults, no more additional interest will accrue. You will not be entitled to receive any additional interest if you failed to comply with your obligations to make certain representations or provide certain information as required in the exchange and registration rights agreement.

        A "registration default" includes any of the following:

  •
  we fail to file any of the registration statements required by the exchange and registration rights agreement on or before the date specified for such filing;

  •
  any of such registration statements is not declared effective by the SEC on or prior to the date specified for such effectiveness;

  •
  we fail to complete the exchange offer on or prior to the date specified for such completion and a shelf registration statement has not been filed; or

  •
  the shelf registration statement is filed and declared effective prior to the date specified for effectiveness but thereafter ceases to be effective at any time that we are obligated to maintain its effectiveness or use of the shelf registration statement or related prospectus is suspended for one or more periods longer than permitted under the exchange and registration rights agreement.

        The exchange offer is intended to satisfy our exchange offer obligations under the exchange and registration rights agreement. The above summary of the exchange and registration rights agreement is not complete and is subject to, and qualified by reference to, all the provisions of the exchange and registration rights agreement. A copy of the exchange and registration rights agreement is filed as an exhibit to the registration statement that includes this prospectus.

Terms of the Exchange Offer

        Upon the terms and subject to the conditions set forth in this prospectus and in the accompanying letter of transmittal, Bunge Limited Finance is offering to exchange $1,000 principal amount of exchange senior notes for each $1,000 principal amount of unregistered senior notes. You may tender some or all of your unregistered senior notes only in integral multiples of $1,000. As of the date of this prospectus, $500,000,000 aggregate principal amount of the unregistered senior notes are outstanding.

        The terms of the exchange senior notes to be issued are substantially similar to the unregistered senior notes, except that the exchange senior notes will have been registered under the Securities Act and, therefore, the certificates for the exchange senior notes will not bear legends restricting their transfer. The exchange senior notes will be issued under and be entitled to the benefits of the Indenture, dated as of December 15, 2003, among Bunge Limited Finance, as issuer, Bunge Limited, as guarantor, and SunTrust Bank, as trustee.

        In connection with the issuance of the unregistered senior notes, Bunge Limited Finance arranged for the unregistered senior notes to be issued and transferable in book-entry form through the facilities of DTC, acting as a depositary, and through Euroclear and Clearstream Banking, pursuant to established procedures between DTC and Euroclear or Clearstream Banking. The exchange senior notes will also be issuable and transferable in book-entry form through DTC and through Euroclear and Clearstream Banking, pursuant to established procedures between DTC and Euroclear or Clearstream Banking.

        There will be no fixed record date for determining the eligible holders of the unregistered senior notes that are entitled to participate in the exchange offer. Bunge Limited Finance will be deemed to have accepted for exchange validly tendered unregistered senior notes when and if it has given oral (promptly confirmed in writing) or written notice of acceptance to the exchange agent. The exchange agent will act as agent for the tendering holders of unregistered senior notes for the purpose of receiving exchange senior notes from us and delivering them to such holders.

        If any tendered unregistered senior notes are not accepted for exchange because of an invalid tender or the occurrence of certain other events described herein, certificates for any such unaccepted unregistered senior notes will be returned, without expenses, to the tendering holder thereof as promptly as practicable after the expiration of the exchange offer.

        Holders of unregistered senior notes who tender in the exchange offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of unregistered senior notes for exchange senior notes pursuant to the exchange offer. We will pay all charges and expenses, other than certain applicable taxes, in connection with the exchange offer. It is important that you read the section "Fees and Expenses" below for more details regarding fees and expenses incurred in the exchange offer.

        Any unregistered senior notes which holders do not tender or which Bunge Limited Finance does not accept in the exchange offer will remain outstanding and continue to accrue interest and will be subject to restrictions on transfer. Bunge Limited Finance does not have any obligation to register such unregistered senior notes under the Securities Act. Holders wishing to transfer unregistered senior notes would have to rely on exemptions from the registration requirements of the Securities Act.

Conditions of the Exchange Offer

        You must tender your unregistered senior notes in accordance with the requirements of this prospectus and the letter of transmittal in order to participate in the exchange offer. Notwithstanding any other provision of the exchange offer, or any extension of the exchange offer, Bunge Limited Finance will not be required to accept for exchange any unregistered senior notes, and may amend or terminate the exchange offer if:

  •
  the exchange offer, or the making of any exchange by a holder of unregistered senior notes, violates applicable law or any applicable interpretation of the staff of the SEC;

  •
  any action or proceeding shall have been instituted or threatened with respect to the exchange offer which, in Bunge Limited Finance's reasonable judgment, would impair its ability to proceed with the exchange offer; and

  •
  any law, rule or regulation or applicable interpretations of the staff of the SEC have been issued or promulgated, which, in Bunge Limited Finance's good faith determination, does not permit it to effect the exchange offer.

Expiration Date; Extensions; Amendment; Termination

        The exchange offer will expire 5:00 p.m., New York City time, on May 11, 2004, unless, in Bunge Limited Finance's sole discretion, Bunge Limited Finance extends it. In the case of any extension, Bunge Limited Finance will notify the exchange agent orally (promptly confirmed in writing) or in writing of any extension. Bunge Limited Finance will also notify the registered holders of unregistered senior notes of the extension no later than 9:00 a.m., New York City time, on the business day after the previously scheduled expiration of the exchange offer.

        To the extent Bunge Limited Finance is legally permitted to do so, it expressly reserves the right, in its sole discretion, to:

  •
  delay accepting any unregistered senior note;

  •
  waive any condition of the exchange offer; and

  •
  amend the terms of the exchange offer in any manner.

        Bunge Limited Finance will give oral or written notice of any non-acceptance or amendment to the registered holders of the unregistered senior notes as promptly as practicable. If Bunge Limited Finance considers an amendment to the exchange offer to be material, it will promptly inform the registered holders of unregistered senior notes of such amendment in a reasonable manner.

        If Bunge Limited Finance determines in its sole discretion that any of the events or conditions described in "—Conditions of the Exchange Offer" has occurred, Bunge Limited Finance may terminate the exchange offer. Bunge Limited Finance may:

  •
  refuse to accept any unregistered senior notes and return any unregistered senior notes that have been tendered to the holders;

  •
  extend the exchange offer and retain all unregistered senior notes tendered prior to the expiration of the exchange offer, subject to the rights of the holders of tendered unregistered senior notes to withdraw their tendered unregistered senior notes; or

  •
  waive the termination event with respect to the exchange offer and accept all properly tendered unregistered senior notes that have not been withdrawn.

        If any such waiver constitutes a material change in the exchange offer, Bunge Limited Finance will disclose the change by means of a supplement to this prospectus that will be distributed to each registered holder of unregistered senior notes, and Bunge Limited Finance will extend the exchange offer for a period of five to ten business days, depending upon the significance of the waiver and the manner of disclosure to the registered holders of the unregistered senior notes, if the exchange offer would otherwise expire during that period.

        Any determination by Bunge Limited Finance concerning the events described above will be final and binding upon the parties. Without limiting the manner by which Bunge Limited Finance may choose to make public announcements of any extension, delay in acceptance, amendment or termination of the exchange offer, Bunge Limited Finance will have no obligation to publish, advertise, or otherwise communicate any public announcement, other than by making a timely release to a financial news service.

Interest on the Exchange Senior Notes

        The exchange senior notes will accrue interest from and including December 15, 2003, the date the unregistered senior notes were issued. Interest will be paid on the exchange senior notes semi-annually on June 15 and December 15 of each year, commencing on June 15, 2004. Holders of unregistered senior notes that are accepted for exchange will be deemed to have waived the right to receive any payment in respect of interest accrued from the date of the last interest payment date that was made in respect of the unregistered senior notes until the date of the issuance of the exchange senior notes. Consequently, holders of exchange senior notes will receive the same interest payments that they would have received had they not accepted the exchange offer.

Resale of Exchange Senior Notes

        Based upon existing interpretations of the staff of the SEC set forth in several no-action letters issued to third parties unrelated to it, Bunge Limited Finance believes that the exchange senior notes issued pursuant to the exchange offer in exchange for the unregistered senior notes may be offered for resale, resold and otherwise transferred by their holders without complying with the registration and prospectus delivery provisions of the Securities Act, provided that:

  •
  any exchange senior notes to be received by you will be acquired in the ordinary course of your business;

  •
  you are not engaged in, do not intend to engage in and do not have any arrangement or understanding with any person to participate in the distribution of the unregistered senior notes or exchange senior notes;

  •
  you are not an "affiliate" (as defined in Rule 405 under the Securities Act) of Bunge Limited Finance or Bunge Limited or, if you are such an affiliate, you will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable;

  •
  if you are a broker-dealer, you have not entered into any arrangement or understanding with Bunge or any "affiliate" of Bunge Limited Finance or Bunge Limited (within the meaning of Rule 405 under the Securities Act) to distribute the exchange senior notes;

  •
  if you are a broker-dealer and you will receive exchange senior notes for your own account in exchange for unregistered senior notes that were acquired as a result of market-making activities or other trading activities, you will deliver a prospectus in connection with any resale of such exchange senior notes; and

  •
  you are not acting on behalf of any person or entity that could not truthfully make these representations.

        If you wish to participate in the exchange offer, you will be required to make these representations to us in the letter of transmittal.

        If you are a broker-dealer that receives exchange senior notes in exchange for unregistered senior notes held for your own account, as a result of market-making or other trading activities, you must acknowledge that you will deliver a prospectus in connection with any resale of the exchange senior notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, you will not be deemed to admit that you are an "underwriter" within the meaning of the Securities Act. The prospectus, as it may be amended or supplemented from time to time, may be used by any broker-dealers in connection with resales of exchange senior notes received in exchange for unregistered senior notes. We have agreed that, for a period of 180 days after the consummation of the exchange offer, we will make this prospectus and any amendment or supplement to this prospectus available to any such broker-dealer for use in connection with any resale.

Clearing of the Senior Notes

        Upon consummation of the exchange offer, the exchange senior notes will have different CUSIP, Common Code and ISIN numbers from the unregistered senior notes.

        Unregistered senior notes that were issued under Regulation S that are not tendered for exchange will continue to clear through Euroclear and Clearstream Banking under their original Common Codes and their ISIN numbers will remain the same. Regulation S unregistered senior notes (unless acquired by an initial purchaser as part of their original distribution) may now be sold in the United States or to U.S. persons and, upon any such transfer, a beneficial interest in the Regulation S unregistered global senior notes may be exchanged for an interest in the exchange global senior note in accordance with procedures established by Euroclear or Clearstream Banking and DTC.

        Beneficial interests in the restricted Regulation S global senior notes may be transferred to a person who takes delivery in the form of an interest in the Regulation S global senior notes upon receipt by the trustee of a written certification from the transferor, in the form provided in the indenture, to the effect that the transfer is being made in accordance with Rule 903 or 904 of Regulation S.

        We cannot predict the extent to which beneficial owners of interests in the Regulation S unregistered global senior notes will participate in the exchange offer. Beneficial owners should consult their own financial advisors as to the benefits to be obtained from exchange.

Procedures for Tendering

        The term "holder" with respect to the exchange offer means any person in whose name unregistered senior notes are registered on Bunge Limited Finance's agent's books or any other person who has obtained a properly completed bond power from the registered holder, or any person whose unregistered senior notes are held of record by DTC, Euroclear or Clearstream Banking who desires to deliver such unregistered senior notes by book-entry transfer at DTC, Euroclear or Clearstream Banking, as the case may be.

        Except in limited circumstances, only a Euroclear participant, Clearstream Banking participant or a DTC participant listed on a DTC notes position listing with respect to the unregistered senior notes may tender its unregistered senior notes in the exchange offer. To tender unregistered senior notes in the exchange offer:

  •
  holders of unregistered senior notes that are DTC participants may follow the procedures for book-entry transfer as provided for below under "—Book-Entry Transfer" and in the letter of transmittal.

  •
  Euroclear participants and Clearstream Banking participants on behalf of the beneficial owners of unregistered senior notes are required to use book-entry transfer pursuant to the standard operating procedures of Euroclear or Clearstream Banking, as the case may be, which include transmission of a computer-generated message to Euroclear or Clearstream Banking, as the case may be, in lieu of a letter of transmittal. Euroclear or Clearstream Banking, as the case may be, will then transfer the appropiate notice to DTC in accordance with established procedures between DTC and Euroclear or Clearstream Banking. See the term "agent's message" under "—Book-Entry Transfer."

        In addition:

  •
  the exchange agent must receive any corresponding certificate or certificates representing unregistered senior notes along with the letter of transmittal;

  •
  the exchange agent must receive, before expiration of the exchange offer, a timely confirmation of book-entry transfer of unregistered senior notes into the exchange agent's account at DTC, including confirmations transmitted by Euroclear or Clearstream Banking to DTC according to standard operating procedures for electronic tenders described below and a properly transmitted agent's message described below; or

  •
  the holder must comply with the guaranteed delivery procedures described below.

        The tender by a holder of unregistered senior notes will constitute an agreement between such holder and Bunge Limited Finance in accordance with the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal. If less than all the unregistered senior notes held by a holder of unregistered senior notes are tendered, a tendering holder should fill in the amount of unregistered senior notes being tendered in the specified box on the letter of transmittal. The entire amount of unregistered senior notes delivered to the exchange agent will be deemed to have been tendered unless otherwise indicated.

        The method of delivery of unregistered senior notes, the letter of transmittal and all other required documents or transmission of an agent's message, as described under "—Book Entry Transfer," to the exchange agent is at the election and risk of the holder. Instead of delivery by mail, we recommend that holders use an overnight or hand delivery service. In all cases, sufficient time should be allowed to assure timely delivery prior to the expiration of the exchange offer. No letter of transmittal or unregistered senior notes should be sent to us but must instead be delivered to the exchange agent. Delivery of documents to DTC, Euroclear or Clearstream Banking in accordance with their respective procedures will not constitute delivery to the exchange agent.

        If you are a beneficial owner of unregistered senior notes that are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender your unregistered senior notes, you should contact the registered holder promptly and instruct the registered holder to tender on your behalf. If you wish to tender on your own behalf, you must, prior to completing and executing the letter of transmittal and delivering your unregistered senior notes, either:

  •
  make appropriate arrangements to register ownership of the unregistered senior notes in your name; or

  •
  obtain a properly completed bond power from the registered holder.

        The transfer of record ownership may take considerable time and might not be completed prior to the expiration date.

        Signatures on a letter of transmittal or a notice of withdrawal as described in "—Withdrawal of Tenders" below, as the case may be, must be guaranteed by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Exchange Act, unless the unregistered senior notes tendered pursuant thereto are tendered:

  •
  by a registered holder who has not completed the box entitled "Special Registration Instructions" or "Special Delivery Instructions" in the letter of transmittal; or

  •
  for the account of an eligible institution.

        If the letter of transmittal is signed by a person other than the registered holder of any unregistered senior notes listed therein, the unregistered senior notes must be endorsed or accompanied by appropriate bond powers which authorize the person to tender the unregistered senior notes on behalf of the registered holder, in either case signed as the name of the registered holder or holders appears on the unregistered senior notes. If the letter of transmittal or any unregistered senior notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing and, unless waived by Bunge Limited Finance, evidence satisfactory to Bunge Limited Finance of their authority to so act must be submitted with the letter of transmittal.

        Bunge Limited Finance will determine in its sole discretion all the questions as to the validity, form, eligibility (including time of receipt), acceptance and withdrawal of the tendered unregistered senior notes. Bunge Limited Finance's determinations will be final and binding. Bunge Limited Finance reserves the absolute right to reject any and all unregistered senior notes not validly tendered or any unregistered senior notes the acceptance of which would, in the opinion of its counsel, be unlawful. Bunge Limited Finance also reserves the absolute right to waive any irregularities or conditions of tender as to particular unregistered senior notes. Bunge Limited Finance's interpretation of the terms and conditions of the exchange offer (including the instructions in the letter of transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of unregistered senior notes must be cured within such time as Bunge Limited Finance will determine. Neither Bunge Limited Finance, Bunge Limited, the exchange agent nor any other person shall be under any duty to give notification of defects or irregularities with respect to tenders of unregistered senior notes nor shall any of them incur any liability for failure to give such notification. Tenders of unregistered senior notes will not be deemed to have been made until such irregularities have been cured or waived. Any unregistered senior notes received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned without cost by the exchange agent to the tendering holder of such unregistered senior notes, unless otherwise provided in the letter of transmittal, as soon as practicable following the expiration date of the exchange offer.

        In addition, Bunge Limited Finance reserves the right in its sole discretion to (a) purchase or make offers for any unregistered senior notes that remain outstanding subsequent to the expiration date, and (b) to the extent permitted by applicable law, purchase unregistered senior notes in the open market, in privately negotiated transactions or otherwise. The terms of any such purchases or offers may differ from the terms of the exchange offer.

Book-Entry Transfer

        Bunge Limited Finance understands that the exchange agent will make a request promptly after the date of this document to establish an account with respect to the unregistered senior notes at DTC for the purpose of facilitating the exchange offer. Any financial institution that is a participant in DTC's system may make book-entry delivery of unregistered senior notes by causing DTC to transfer such unregistered senior notes into the exchange agent's DTC account in accordance with DTC's Automated Tender Offer Program procedures for such transfer. Any participant in Euroclear or Clearstream Banking may make book-entry delivery of Regulation S unregistered senior notes by causing Euroclear or Clearstream Banking to transfer such senior notes into the exchange agent's account at DTC in accordance with established procedures between DTC and Euroclear or Clearstream Banking for transfer. The exchange for tendered unregistered senior notes will only be made after a timely confirmation of a book-entry transfer of the unregistered senior notes into the exchange agent's account at DTC, and timely receipt by the exchange agent of an agent's message.

        The term "agent's message" means a message, transmitted by DTC and received by the exchange agent and forming part of the confirmation of a book-entry transfer, which states that DTC, has received an express acknowledgment which may be through Euroclear or Clearstream Banking, from a participant tendering unregistered senior notes and that such participant has received an appropriate letter of transmittal and agrees to be bound by the terms of the letter of transmittal, and Bunge Limited Finance may enforce such agreement against the participant. Delivery of an agent's message will also constitute an acknowledgment from the tendering DTC, Euroclear or Clearstream Banking participant, as the case may be, that the representations contained in the appropriate letter of transmittal and described above are true and correct.

Guaranteed Delivery Procedures

        Holders who wish to tender their unregistered senior notes and (i) whose unregistered senior notes are not immediately available, or (ii) who cannot deliver their unregistered senior notes, the letter of transmittal, or any other required documents to the exchange agent prior to the expiration date, or if such holder cannot complete DTC's, Euroclear's or Clearstream Banking's respective standard operating procedures for electronic tenders before expiration of the exchange offer, may tender their unregistered senior notes if:

  •
  the tender is made through an eligible institution;

  •
  before expiration of the exchange offer, the exchange agent receives from the eligible institution either a properly completed and duly executed notice of guaranteed delivery in the form accompanying this prospectus, by facsimile transmission, mail or hand delivery, or a properly transmitted agent's message in lieu of notice of guaranteed delivery:

  •
  setting forth the name and address of the holder and the registered number(s), the certificate number or numbers of the unregistered senior notes tendered and the principal amount of unregistered senior notes tendered;

  •
  stating that the tender offer is being made by guaranteed delivery; and

  •
  guaranteeing that, within three (3) business days after expiration of the exchange offer, the letter of transmittal, or facsimile of the letter of transmittal, together with the unregistered senior notes tendered and any other documents required by the letter of transmittal or, alternatively, a book-entry confirmation will be deposited by the eligible institution with the exchange agent; and

  •
  the exchange agent receives the properly completed and executed letter of transmittal, or facsimile of the letter of transmittal, as well as all tendered unregistered senior notes in proper form for transfer and all other documents required by the letter of transmittal or, alternatively, a book-entry confirmation, within three (3) business days after expiration of the exchange offer.

        Upon request to the exchange agent, a notice of guaranteed delivery will be sent to holders who wish to tender their unregistered senior notes according to the guaranteed delivery procedures set forth above.

Withdrawal of Tenders

        Except as otherwise provided herein, tenders of unregistered senior notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on May 11, 2004, the expiration date of the exchange offer.

        For a withdrawal to be effective:

  •
  the exchange agent must receive a written notice, which may be by telegram, telex, facsimile transmission or letter, of withdrawal at the address set forth below under "—Exchange Agent"; or

  •
  for DTC, Euroclear or Clearstream Banking participants, holders must comply with their respective standard operating procedures for electronic tenders and the exchange agent must receive an electronic notice of withdrawal from DTC.

        Any notice of withdrawal must:

  •
  specify the name of the person who tendered the unregistered senior notes to be withdrawn;

  •
  identify the unregistered senior notes to be withdrawn, including the certificate number or numbers and principal amount of the unregistered senior notes to be withdrawn;

  •
  be signed by the person who tendered the unregistered senior notes in the same manner as the original signature on the letter of transmittal, including any required signature guarantees; and

  •
  specify the name in which the unregistered senior notes are to be re-registered, if different from that of the withdrawing holder.

        If unregistered senior notes have been tendered pursuant to the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at DTC, Euroclear or Clearstream Banking to be credited with the withdrawn unregistered senior notes and otherwise comply with the procedures of the facility. Bunge Limited Finance will determine all questions as to the validity, form and eligibility (including time of receipt) for such withdrawal notices, and its determination shall be final and binding on all parties. Any unregistered senior notes so withdrawn will be deemed not to have been validly tendered for purposes of the exchange offer, and no exchange senior notes will be issued with respect thereto unless the unregistered senior notes so withdrawn are validly re-tendered. Any unregistered senior notes which have been tendered but which are not accepted for exchange will be returned to the holder without cost to such holder as soon as practicable after withdrawal. Properly withdrawn unregistered senior notes may be re-tendered by following the procedures described above under "Procedures for Tendering" at any time prior to the expiration date.

Consequences of Failure to Exchange

        If you do not tender your unregistered senior notes to be exchanged in this exchange offer, they will remain "restricted securities" within the meaning of Rule 144(a)(3) of the Securities Act.

        Accordingly, they:

  •
  may be resold only if (i) registered pursuant to the Securities Act, (ii) an exemption from registration is available or (iii) neither registration nor an exemption is required by law; and

  •
  shall continue to bear a legend restricting transfer in the absence of registration or an exemption therefrom.

        As a result of the restrictions on transfer and the availability of the exchange senior notes, the unregistered senior notes are likely to be much less liquid than before the exchange offer.

Exchange Agent

        SunTrust Bank has been appointed as the exchange agent for the exchange of the unregistered senior notes. Questions and requests for assistance relating to the exchange of the unregistered senior notes should be directed to the exchange agent addressed as follows:

SunTrust Bank
c/o Law Debenture Corporate Services Inc.
767 Third Avenue
New York, New York 10017
Facsimile number: (212) 750-1361
 or
Telephone number: (404) 588-7063, Attention: Kelly Mathis

Fees and Expenses

        We will bear the expenses of soliciting tenders pursuant to the exchange offer. The principal solicitation for tenders pursuant to the exchange offer is being made by mail. Additional solicitations may be made by our officers and regular employees and our affiliates in person, by telegraph or telephone.

        We will not make any payments to brokers, dealers or other persons soliciting acceptances of the exchange offer. We, however, will pay the exchange agent reasonable and customary fees for its services and will reimburse the exchange agent for its related reasonable out-of-pocket expenses and accounting and legal fees. We may also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this prospectus, letters of transmittal and related documents to the beneficial owners of the unregistered senior notes and in handling or forwarding tenders for exchange.

        We will pay all transfer taxes, if any, applicable to the exchange of unregistered senior notes pursuant to the exchange offer. The tendering holder, however, will be required to pay any transfer taxes, whether imposed on the registered holder or any other person, if:

  •
  certificates representing exchange senior notes or unregistered senior notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be registered or issued in the name of, any person other than the registered holder of unregistered senior notes tendered;

  •
  tendered unregistered senior notes are registered in the name of any person other than the person signing the letter of transmittal; or

  •
  a transfer tax is imposed for any reason other than the exchange of unregistered senior notes under the exchange offer.

        If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the letter of transmittal, the amount of such transfer taxes will be billed directly to such tendering holder.

DESCRIPTION OF THE SENIOR NOTES

        The exchange senior notes will be issued under an indenture dated as of December 15, 2003 among Bunge Limited Finance, as issuer, Bunge Limited, as guarantor, and SunTrust Bank, a Georgia banking corporation with trust powers, as trustee. The terms of the exchange senior notes include those expressly set forth in the indenture and those made part of the indenture by reference to the U.S. Trust Indenture Act of 1939, as amended. The unregistered senior notes and the exchange senior notes are collectively referred to as the "senior notes."

        This description of the exchange senior notes is intended to be a useful overview of the material provisions of the exchange senior notes, the guarantee and the indenture. Because this description is only a summary, you should refer to the indenture for a complete description of our obligations and your rights. A copy of the indenture is available for inspection during normal business hours at the offices of the trustee.

        Certain terms used in this description of the exchange senior notes are set forth under "—Defined Terms."

General

  The Exchange Senior Notes

        The exchange senior notes:

  •
  will constitute a series of debt securities issued under the indenture and will be initially limited to an aggregate principal amount of U.S.$500,000,000 (subject to the rights of Bunge Limited Finance to create and issue additional notes as described under "—Further Issuances");

  •
  will mature on December 15, 2008;

  •
  will not be convertible into any other security or have the benefit of any sinking fund;

  •
  will rank equally in right of payment with all other existing and future unsecured and unsubordinated indebtedness of Bunge Limited Finance;

  •
  will be fully, unconditionally and irrevocably guaranteed by Bunge Limited, which guarantee will rank equally in right of payment with all other existing and future unsecured and unsubordinated indebtedness and obligations of Bunge Limited;

  •
  will be issued in denominations of U.S.$1,000 and integral multiples of U.S.$1,000; and

  •
  will be represented by one or more registered exchange senior notes in global form, but in certain limited circumstances may be represented by exchange senior notes in definitive form. See "Book-Entry; Delivery and Form."

  Interest

        Interest on the exchange senior notes will:

  •
  accrue at a rate of 4.375% per annum;

  •
  accrue from December 15, 2003, the date of issuance, or the most recent interest payment date;

  •
  be payable in cash semiannually in arrears on June 15 and December 15 of each year, commencing on June 15, 2004;

  •
  be payable to the holders of record on the June 1 and December 1 immediately preceding the relevant interest payment date; and

  •
  be computed on the basis of a 360-day year comprised of twelve 30-day months.

Payment and Transfer

        Principal of and premium, if any, and interest on the senior notes will be payable, and the senior notes may be exchanged or transferred, at the office or agency maintained by Bunge Limited Finance for such purpose, which initially will be the office of the trustee, SunTrust Bank, c/o Law Debenture Corporate Services Inc., 767 Third Avenue, New York, NY 10017. Payment of principal of and premium, if any, and interest on senior notes in global form registered in the name of or held by the depositary or its nominee will be made in immediately available funds to the depositary or its nominee, as the case may be, as the registered holder of such global note. If any of the senior notes are no longer represented by global senior notes, payment of interest on the senior notes in definitive form may, at our option, be made by check mailed directly to holders at their registered addresses.

        A holder may transfer or exchange senior notes in definitive form at the same location given in the preceding paragraph. No service charge will be made for any registration of transfer or exchange of senior notes, but Bunge Limited Finance or Bunge Limited may require payment of a sum sufficient to cover any transfer tax or other similar governmental charge payable in connection therewith. Bunge Limited Finance is not required to transfer or exchange any senior note selected for redemption for a period of 15 days before a selection of senior notes to be redeemed.

        The registered holder of a senior note will be treated as the owner of it for all purposes.

        All amounts of principal of and premium, if any, or interest on the senior notes paid by Bunge Limited Finance that remain unclaimed two years after such payment was due and payable will be repaid to Bunge Limited Finance and the holders of such senior notes will thereafter look solely to Bunge Limited Finance for payment.

Optional Redemption by Bunge Limited Finance

        The senior notes will be redeemable at the option of Bunge Limited Finance, at any time in whole or from time to time in part, upon not less than 30 and not more than 60 days' notice mailed to each holder of senior notes to be redeemed at the holder's address appearing in the senior note register, at a price equal to the greater of:

  •
  100% of the principal amount of the senior notes to be redeemed; and

  •
  the sum of the present values of the remaining scheduled payments of principal and interest (at the rate in effect on the date of calculation of the redemption price) on the senior notes to be redeemed (exclusive of interest accrued to the date of redemption) discounted to the date of redemption on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the applicable Treasury Yield plus 15 basis points, in each case, plus accrued and unpaid interest to the date of redemption.

        Senior notes called for redemption will become due on the date fixed for redemption. Notices of redemption will be mailed by first-class mail at least 30 but not more than 60 days before the date fixed for redemption to each noteholder at its registered address. The notice will state the amount to be redeemed. On and after the date fixed for redemption, interest will cease to accrue on any redeemed senior notes. If less than all the senior notes are redeemed at any time, the trustee will select the senior notes to be redeemed on a pro rata basis or by any other method the trustee deems fair and appropriate.

Further Issuances

        Bunge Limited Finance may from time to time, without the consent of existing noteholders, create and issue further notes having the same terms and conditions as the senior notes in all respects, except for issue date, issue price and first payment of interest thereon. Additional senior notes issued in this manner will be consolidated with and will form a single series with the previously outstanding senior notes.

Guarantee

        Bunge Limited has fully, unconditionally and irrevocably guaranteed to each holder and the trustee the full and prompt payment of principal of and premium, if any, and interest on the senior notes, when and as the same become due and payable, whether at maturity, upon redemption or repurchase, by declaration of acceleration or otherwise, including any additional amounts required to be paid in connection with certain taxes. Any obligation of Bunge Limited to make a payment may be satisfied by causing Bunge Limited Finance to make such payment.

Ranking

        The senior notes are the unsecured and unsubordinated indebtedness of Bunge Limited Finance and rank equally in right of payment with all other existing and future unsecured and unsubordinated indebtedness of Bunge Limited Finance.

        The guarantee is an unsecured and unsubordinated obligation of Bunge Limited and ranks equally in right of payment with all other existing and future unsecured and unsubordinated indebtedness and obligations of Bunge Limited. The guarantee effectively ranks junior in right of payment to any secured indebtedness of Bunge Limited to the extent of the assets securing such indebtedness and to all indebtedness and other liabilities of its subsidiaries.

Additional Amounts

        In the event that payments are made by Bunge Limited pursuant to its obligations under the guarantee, Bunge Limited will pay to the holder of any senior note additional amounts as may be necessary so that every net payment made by Bunge Limited of the principal of and premium, if any, and interest on such senior note, after deducting or withholding for or on account of any present or future tax, duty, fee, assessment or other governmental charge duly imposed by, and payable by that holder to, Bermuda, will not be less than the amount provided in that senior note to be then due and payable. Bunge Limited will not be required, however, to make any payment of additional amounts for or on account of any such tax imposed by reason of the noteholder having some connection with any such jurisdiction other than its participation as noteholder under the indenture.

Covenants

        The indenture sets forth covenants that impose limitations and restrictions on Bunge Limited Finance and also sets forth covenants which are applicable to Bunge Limited and certain of its subsidiaries. This section summarizes the material covenants of Bunge Limited Finance and Bunge Limited in the indenture.

Limitations and Restrictions on Bunge Limited Finance

        The indenture limits and restricts Bunge Limited Finance from taking the following actions or engaging in the following activities or transactions:

  •
  engaging in any business or entering into, or being a party to, any transaction or agreement except for:

  •
  the issuance and sale of the senior notes;

  •
  the incurrence of other indebtedness ranking equal in right of payment with the senior notes;

    •
    the entering into of Hedge Agreements relating to the senior notes or such other indebtedness having a notional amount not exceeding the aggregate principal amount of the senior notes and such other indebtedness outstanding; and

    •
    the use of the net proceeds from the issuance of the senior notes or such other indebtedness to make intercompany loans to the Bunge master trust as described under "Description of Master Trust Structure";

  •
  acquiring or owning any subsidiaries or other assets or properties, except an interest in intercompany loans as described under "Description of Master Trust Structure," Hedge Agreements relating to its indebtedness and instruments evidencing interests in the foregoing;

  •
  incurring any Indebtedness which ranks senior in right of payment to the senior notes;

  •
  creating, assuming, incurring or suffering to exist any Lien upon any Property whatsoever (it being understood, for the avoidance of doubt, that Bunge Limited Finance may not create, assume, incur or suffer to exist any Liens, including Liens which would otherwise constitute Permitted Liens in the case of Bunge Limited or any Restricted Subsidiary);

  •
  entering into any consolidation, merger, amalgamation, joint venture, syndicate or other form of combination with any person, or selling, leasing, conveying or otherwise disposing of any of its assets or receivables; and

  •
  amending, supplementing, waiving or otherwise modifying certain specified provisions of the documents relating to Bunge Limited Finance's rights or benefits under the master trust without the written consent of the holders of a majority in principal amount of the senior notes then outstanding. Modifications requiring consent include those that would subordinate the rights of the series 2002-1 variable funding certificate (in which Bunge Limited Finance invested the proceeds of the unregistered senior notes) relative to any other series, reduce or delay distributions to be made by the master trust, or change how Bunge Limited Finance's interest in the master trust is calculated.

Limitation on Liens

        The indenture provides that Bunge Limited will not, and will not permit any Restricted Subsidiary to, create, assume, incur or suffer to exist any Lien, other than Permitted Liens, upon any Restricted Property or upon any shares of stock or Indebtedness of any Restricted Subsidiary, to secure any Indebtedness incurred or guaranteed by Bunge Limited or any Restricted Subsidiary (other than the senior notes), unless all of the outstanding senior notes and the guarantee are secured equally and ratably with, or prior to, such Indebtedness so long as such Indebtedness shall be so secured.

Restriction on Sale-Leasebacks

        The indenture provides that Bunge Limited will not, and will not permit any Restricted Subsidiary to, engage in the sale or transfer by it of any Restricted Property to a person (other than Bunge Limited or a Restricted Subsidiary) and the taking back by Bunge Limited or any Restricted Subsidiary, as the case may be, of a lease of such Restricted Property (a "sale-leaseback transaction"), unless:

(1)
the sale-leaseback transaction occurs within six months from the date of the acquisition of the subject Restricted Property or the date of the completion of construction or commencement of full operations of such Restricted Property, whichever is later; or

(2)
the sale-leaseback transaction is between Bunge Limited and a Restricted Subsidiary of Bunge Limited, or between Restricted Subsidiaries of Bunge Limited; or

(3)
the sale-leaseback transaction involves a lease for a period, including renewals, of not more than three years; or

(4)
the sale-leaseback transaction constitutes a Permitted Lien for the purposes of "—Limitation on Liens"; or

(5)
Bunge Limited or such Restricted Subsidiary, within a one-year period after such sale-leaseback transaction, (a) applies or causes to be applied an amount not less than the Attributable Indebtedness from such sale-leaseback transaction to the prepayment, repayment redemption, reduction or retirement of any debt of Bunge Limited or any Subsidiary having a maturity of more than one year that is not subordinated to the senior notes, or (b) enters into a bona fide commitment to expend an amount not less than the Attributable Indebtedness for such sale-leaseback transaction during such one-year period to the acquisition, construction or development of other similar Property.

Exception to Limitation on Liens and Restriction on Sale-Leasebacks

        Notwithstanding the foregoing restrictions on Liens and sale-leaseback transactions, the indenture provides that Bunge Limited may, and may permit any Restricted Subsidiary to, create, assume, incur, or suffer to exist any Lien (other than a Permitted Lien) upon any Restricted Property to secure debt incurred or guaranteed by Bunge Limited or any Restricted Subsidiary (other than the senior notes) or effect any sale-leaseback transaction of a Restricted Property that is not excepted by clauses (1) through (5), inclusive, of the first paragraph under "—Restriction on Sale-Leasebacks," without equally and ratably securing the senior notes or the guarantee, provided that, after giving effect thereto, the aggregate principal amount of outstanding debt (other than the senior notes) secured by Liens (other than Permitted Liens) upon Restricted Property plus the Attributable Indebtedness from sale-leaseback transactions of Restricted Property not so excepted do not exceed 15% of its Consolidated Net Tangible Assets.

        In summary, and for the avoidance of doubt, Bunge Limited Finance is, and certain other finance subsidiaries of Bunge Limited formed to advance funds to the master trust are, prohibited from creating, assuming, incurring or suffering to exist any Lien upon any Property whatsoever. Otherwise, only Bunge Limited and Restricted Subsidiaries are subject to any restrictions on Liens and sale-leaseback transactions.

Consolidation, Merger, Amalgamation and Sale of Assets

        The indenture provides that Bunge Limited may consolidate with or merge or amalgamate with or into, or sell, lease or convey all or substantially all of its assets to, another person only if:

(1)
the successor is either Bunge Limited or is a person organized under the laws of Bermuda, the United States, any state, the District of Columbia, any full member state of the European Union, Canada, Australia or Switzerland and assumes by supplemental indenture all of Bunge Limited's obligations under the indenture and the guarantee; and

(2)
immediately after giving effect to the transaction no event of default under the indenture, or event which with notice or lapse of time would be an event of default under the indenture, has occurred and is continuing.

        If Bunge Limited engages in one of the transactions described above and complies with the conditions listed above, the successor will be substituted for Bunge Limited for the purposes of the indenture with the same effect as if it and not Bunge Limited had been an original party to the indenture. Thereafter, the successor may exercise the rights and powers of Bunge Limited under the indenture.

        In the event that Bunge Limited consolidates with or merges or amalgamates with or into, or sells, leases or conveys all or substantially all of its assets to, another person and the successor is a person organized under the laws of a full member state of the European Union, Canada, Australia or Switzerland, Bunge Limited and the successor will, as a condition to such consolidation, merger, amalgamation or sale of assets, comply with the following additional requirements:

  •
  enter into a supplemental indenture with the trustee providing for full, unconditional and irrevocable indemnification of the holders of the senior notes and the trustee against any tax or duty of whatever nature which is incurred or otherwise suffered by the trustee or such holders with respect to the senior notes and which would not have been incurred or otherwise suffered in the absence of such consolidation, merger, amalgamation or sale of assets; and

  •
  deliver to the trustee legal opinions of independent legal counsel of recognized standing in New York and the applicable member state of the European Union, Canada, Australia or Switzerland under whose laws the successor is organized, to the effect that the obligations of the successor with respect to the guarantee are legal, valid, binding and enforceable in accordance with their terms.

        In addition, the indenture provides that Bunge Limited will not permit any Subsidiary to consolidate with or merge or amalgamate with or into, or sell, lease or convey all or substantially all of its assets to, any person unless:

  •
  such transaction is a merger or amalgamation of a Subsidiary into, or a consolidation of a Subsidiary with, Bunge Limited (so long as Bunge Limited is the surviving entity) or another Subsidiary or the sale or other disposition by a Subsidiary of all or substantially all of its property to Bunge Limited or another Subsidiary; or

  •
  such transaction is the merger or amalgamation of a Subsidiary into, the consolidation of a Subsidiary with, or the sale or other disposition by a Subsidiary of all or substantially all of its property to, another person (provided that such person is not an affiliate), so long as immediately prior to, and after giving effect to, the transaction, no default or event of default exists or would exist.

        Notwithstanding the foregoing sentence, Bunge Limited Finance may not be party to, or the subject of, any consolidation, merger, amalgamation or sale of assets.

Events of Default

        Each of the following will be an event of default under the indenture:

(1)
the default in any payment of interest or additional interest (as required by the exchange and registration rights agreement) on any senior note when due, continued for 30 days;

(2)
the default in the payment of principal of, or premium, if any, on, any senior note when due at its stated maturity, upon optional redemption, upon declaration of acceleration or otherwise;

(3)
the failure by Bunge Limited Finance or Bunge Limited to comply for 60 days after written notice with its other agreements contained in the indenture;

(4)
the failure of Bunge Limited Finance, Bunge Limited or any Subsidiary (a) to pay the principal of any indebtedness for borrowed money, including obligations evidenced by any mortgage, indenture, bond, debenture, note, guarantee or other similar instruments on the scheduled or original date due, (b) to pay interest on any such indebtedness beyond any provided grace period or (c) to observe or perform any agreement or condition relating to such indebtedness that has caused such indebtedness to become due prior to its stated maturity, and such acceleration has not been cured within 15 days after notice of acceleration; provided, however, that an event described in subclause

  (a), (b) or (c) above shall not constitute an event of default unless, at such time, one or more events of the type described in subclause (a), (b) or (c) shall have occurred or be continuing with respect to such indebtedness in an amount exceeding $50,000,000; or

(5)
certain events of bankruptcy, insolvency or reorganization of (a) Bunge Limited Finance, (b) Bunge Limited, (c) any Subsidiary that has been designated by Bunge Limited as eligible for intercompany loans to be made by the master trust as described under "Description of Master Trust Structure," or (d) any other Subsidiary which is a "significant subsidiary" under Regulation S-X under the Securities Act.

        A default under clause (3) above that has occurred and is continuing will not constitute an event of default under the indenture until the trustee or the holders of not less than 25% in principal amount of the outstanding senior notes notify Bunge Limited Finance or Bunge Limited, as the case may be, of the default and such default is not cured within the time specified in such clause (3) after receipt of such notice.

        If an event of default (other than an event of default described in clause (5) above) occurs and is continuing, the trustee by written notice to Bunge Limited Finance, or the holders of at least 25% in principal amount of the outstanding senior notes by written notice to Bunge Limited Finance and the trustee, may, and the trustee at the request of such holders shall, declare the principal of and premium, if any, and accrued and unpaid interest, if any, on all the senior notes to be due and payable. Upon such a declaration, such principal, premium and accrued and unpaid interest will be due and payable immediately. If an event of default described in clause (5) above occurs and is continuing, the principal of and premium, if any, and accrued and unpaid interest on all the senior notes will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holders. The holders of a majority in aggregate principal amount of the outstanding senior notes may waive all past defaults (except with respect to nonpayment of principal, premium or interest) and rescind any such acceleration with respect to the senior notes and its consequences if rescission would not conflict with any judgment or decree of a court of competent jurisdiction and all existing events of default, other than the nonpayment of the principal of and premium, if any, and interest on the senior notes that have become due solely by such declaration of acceleration, have been cured or waived. If an event of default has occurred and not been cured or waived, and the principal of and premium, if any, and accrued and unpaid interest on the senior notes have become due and payable, by declaration, automatic acceleration or otherwise, then the trustee shall instruct Bunge Limited Finance, and Bunge Limited Finance shall instruct The Bank of New York, as trustee under the master trust as described under "Description of Master Trust Structure," to declare due and payable the intercompany loans that had been made using the net proceeds from the sale of the senior notes.

        Subject to the provisions of the indenture relating to the duties of the trustee, if an event of default occurs and is continuing, the trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the holders unless such holders have offered to the trustee reasonable indemnity or security against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium, if any, or interest when due, no holder may pursue any remedy with respect to the indenture or the senior notes unless:

  •
  such holder has previously given the trustee written notice that an event of default under the indenture is continuing;

  •
  holders of at least 25% in principal amount of the outstanding senior notes have requested in writing that the trustee pursue the remedy;

  •
  such holders have offered the trustee reasonable security or indemnity against any loss, liability or expense;

  •
  the trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity; and

  •
  the holders of a majority in principal amount of the outstanding senior notes have not given the trustee a direction that, in the opinion of the trustee, is inconsistent with such request within such 60-day period.

        Subject to certain restrictions, the holders of a majority in principal amount of the outstanding senior notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or of exercising any trust or power conferred on the trustee. The trustee, however, may refuse to follow any direction that conflicts with law or the indenture or that the trustee determines is unduly prejudicial to the interest of any other holder or that would involve the trustee in personal liability. Prior to taking any action under the indenture, the trustee will be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

        The indenture provides that if a default occurs and is continuing and is known to the trustee, the trustee must mail to each holder notice of the default within 90 days after it occurs. Except in the case of a default in the payment of principal of and premium, if any, or interest on any senior note, the trustee may withhold notice if the trustee determines that withholding notice is in the interests of the holders. In addition, Bunge Limited Finance is required to deliver to the trustee, within 10 days after becoming aware of the occurrence of any default, notice of such default, and in any event within 120 days after the end of each fiscal year, a certificate indicating whether the signers thereof know of any default that occurred during the previous year.

Amendments and Waivers

        Modifications and amendments of the indenture may be made by Bunge Limited Finance, Bunge Limited and the trustee with the consent of the holders of a majority in principal amount of the senior notes then outstanding under the indenture (including consents obtained in connection with a tender offer or exchange offer for the senior notes). However, without the consent of each holder of an outstanding senior note affected, no amendment may, among other things:

  •
  reduce the amount of senior notes whose holders must consent to an amendment of the indenture or the senior notes, or certain specified provisions of the documents relating to Bunge Limited Finance's rights or benefits under the master trust;

  •
  reduce the stated rate of or extend the stated time for payment of interest on any senior note;

  •
  reduce the principal of or change the stated maturity of any senior note;

  •
  reduce the amount payable upon the redemption of any senior note;

  •
  make any senior note payable in money other than that stated in the senior note;

  •
  impair the right of any holder to receive payment of principal of and premium, if any, and interest on such holder's senior notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such holder's senior notes;

  •
  make any change in the amendment provisions which require each holder's consent or in the waiver provisions; or

  •
  release Bunge Limited or modify the guarantee other than in accordance with the indenture.

        The holders of a majority in aggregate principal amount of the outstanding senior notes, on behalf of all holders of senior notes, may waive compliance by Bunge Limited Finance with certain restrictive provisions of the indenture. Subject to certain rights of the trustee as provided in the indenture, the holders of a majority in aggregate principal amount of the senior notes, on behalf of all holders, may waive any past default under the indenture (including any such waiver obtained in connection with a tender offer or exchange offer for the senior notes), except a default in the payment of principal, premium or interest or a default in respect of a provision that under the indenture cannot be modified or amended without the consent of the holder of each note that is affected.

        Without the consent of any holder, Bunge Limited Finance, Bunge Limited and the trustee may modify or amend the indenture to:

  •
  cure any ambiguity, omission, defect or inconsistency;

  •
  provide for the assumption by a successor of the obligations of Bunge Limited as described under "—Consolidation, Merger, Amalgamation and Sale of Assets";

  •
  provide for uncertificated senior notes in addition to or in place of certificated senior notes; provided, however, that the uncertificated senior notes are issued in registered form for purposes of Section 163(f) of the U.S. Internal Revenue Code of 1986, as amended (the "Code"), or in a manner such that the uncertificated senior notes are described in Section 163(f)(2)(B) of the Code;

  •
  add additional guarantees with respect to the senior notes;

  •
  secure the senior notes;

  •
  add to the covenants of Bunge Limited Finance or Bunge Limited for the benefit of the holders or surrender any right or power conferred upon Bunge Limited Finance or Bunge Limited;

  •
  make any change that does not adversely affect the interests of any holder;

  •
  provide for the issuance of the exchange senior notes, which will have terms substantially identical in all material respects to the unregistered senior notes (except that the transfer restrictions contained in the unregistered senior notes will be modified or eliminated, as appropriate), and which will be treated, together with any outstanding unregistered senior notes, as a single issue of securities;

  •
  provide for the issuance of additional senior notes; or

  •
  comply with any requirement of the U.S. Securities and Exchange Commission in connection with the qualification of the indenture under the U.S. Trust Indenture Act of 1939.

        The consent of the holders is not necessary under the indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment. After an amendment under the indenture becomes effective, Bunge Limited Finance is required to mail to the holders a notice briefly describing such amendment. However, the failure to give such notice to all the holders, or any defect therein, will not impair or affect the validity of the amendment.

Defeasance

        Bunge Limited Finance at any time may terminate all its obligations under the senior notes and the indenture ("legal defeasance"), except for certain obligations, including obligations relating to the defeasance trust, registering the transfer or exchange of the senior notes, replacing mutilated, destroyed, lost or stolen senior notes and maintaining a registrar and paying agent in respect of the senior notes. If Bunge Limited Finance exercises its legal defeasance option, the guarantee will terminate with respect to that series.

        Bunge Limited Finance at any time may terminate its obligations under covenants described under "—Covenants" (other than "Consolidation, Merger, Amalgamation and Sale of Assets") above, and the events of default described in clauses (3) (to the extent that the covenants referred to therein have been terminated as a result of the defeasance), (4) and (5) under "—Events of Default" above ("covenant defeasance").

        Bunge Limited Finance may exercise its legal defeasance option notwithstanding a prior exercise of its covenant defeasance option. If Bunge Limited Finance exercises its legal defeasance option, payment of the senior notes may not be accelerated because of an event of default with respect thereto. If Bunge Limited Finance exercises its covenant defeasance option, payment of the senior notes may not be accelerated because of an event of default specified in clause (3) (to the extent that the covenants referred to therein have been terminated as a result of the defeasance), (4) or (5) under "—Events of Default" above.

        In order to exercise either defeasance option, Bunge Limited Finance must irrevocably deposit in trust with the trustee money or U.S. government obligations for the payment of principal of and premium, if any, and interest on the senior notes to redemption or maturity, as the case may be, and must comply with certain other conditions, including delivery to the trustee of an opinion of counsel (subject to customary exceptions and exclusions) to the effect that holders of the senior notes will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and defeasance and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred. In the case of legal defeasance only, such opinion of counsel must be based on a ruling of the Internal Revenue Service or other change in applicable federal income tax law. If the legal defeasance option is exercised and complies with all necessary conditions, noteholders would have to rely solely on the trust deposit for the payment of the senior notes and could not look to Bunge Limited Finance or Bunge Limited for payment in the event of any shortfall.

Concerning the Trustee

        SunTrust Bank is the trustee under the indenture and has been appointed by Bunge Limited Finance as Registrar and Paying Agent with regard to the senior notes.

No Petition

        By its acquisition of a senior note, each noteholder agrees that neither it nor the trustee on its behalf may commence, or join with any other person in the commencement of, a bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding with respect to Bunge Limited Finance under any applicable insolvency laws until one year and one day after all of the senior notes and all other Indebtedness of Bunge Limited Finance ranking equal with or junior to the senior notes in right of payment are paid in full, including all interest and premium thereon.

Governing Law

        The senior notes, the guarantee and the indenture are governed by, and construed in accordance with, the laws of the State of New York.

Consent to Jurisdiction

        Bunge Limited has irrevocably submitted to the jurisdiction of any New York state court or any U.S. federal court sitting in the Borough of Manhattan, The City of New York, in respect of any legal action or proceeding arising out of or in relation to the indenture, the senior notes or the guarantee, and has agreed that all claims in respect of such legal action or proceeding may be heard and determined in such New York state or U.S. federal court and has waived, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of any such action or proceeding in any such court.

Currency Indemnity

        The obligation of Bunge Limited to make any payments under the indenture, the senior notes or the guarantee will be in U.S. dollars. Any amount received or recovered in a currency other than U.S. dollars as a result of any judgment or order given or made in a currency other than U.S. dollars in respect of an amount due under the indenture, the senior notes or the guarantee will constitute a discharge of Bunge Limited's obligation only to the extent of the amount in U.S. dollars that the noteholder is able to purchase with the amount such noteholder receives or recovers. If the amount of U.S. dollars purchased by such noteholder is less than the amount expressed to be due to such noteholder, Bunge Limited will indemnify the noteholder against any loss sustained as a result. In any event, Bunge Limited will indemnify the noteholder against the cost of any such purchase.

Defined Terms

        "Attributable Indebtedness" means, when used with respect to any sale-leaseback transaction, as at the time of determination, the present value (discounted at the rate of interest set forth in or implicit in the terms of the lease) of the total obligations of the lessee for rental payments (other than amounts required to be paid on account of property taxes, maintenance, repairs, insurance, assessments, utilities, operating and labor costs and other items that do not constitute payments for property rights) during the remaining term of the lease included in such sale-leaseback transaction (including any period for which such lease has been extended).

        "Comparable Treasury Issue" means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the senior notes that would be utilized, at the time of selection and in accordance with customary financial practice in pricing new issues of corporate debt securities of comparable maturity to the remaining terms of the senior notes.

        "Comparable Treasury Price" means, with respect to any date fixed for the redemption of senior notes, (a) the bid price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) at 4:00 P.M. on the third business day preceding such date, as set forth on "Telerate Page 500" (or such other page as may replace Telerate Page 500) or (b) if such page (or any successor page) is not displayed or does not contain such bid prices at such time, (i) the average of the Reference Treasury Dealer Quotations obtained by the trustee for such date, after excluding the highest and lowest of four such Reference Treasury Dealer Quotations, or (ii) if the trustee is unable to obtain at least four such Reference Treasury Dealer Quotations, the average of all Reference Treasury Dealer Quotations obtained by the trustee.

        "Consolidated Net Tangible Assets" means, at any date of determination, the total amount of assets of Bunge Limited and its consolidated subsidiaries after deducting therefrom:

  (1)
  all current liabilities (excluding any current liabilities that by their terms are extendable or renewable at the option of the obligor thereon to a time more than 12 months after the time as of which the amount thereof is being computed);

  (2)
  total prepaid expenses and deferred charges; and

  (3)
  all goodwill, trade names, trademarks, patents, licenses, copyrights and other intangible assets, all as set forth, or on a pro forma basis would be set forth, on the consolidated balance sheet of Bunge Limited and its consolidated subsidiaries for its most recently completed fiscal quarter, prepared in accordance with generally accepted accounting principles.

        "Hedge Agreements" means all interest rate swaps, caps or collar agreements or similar arrangements dealing with interest rates or currency exchange rates or the exchange of nominal interest obligations, either generally or under specific contingencies.

        "Indebtedness" means, as to any person, without duplication:

  (1)
  all obligations of such person for borrowed money;

  (2)
  all obligations of such person evidenced by bonds, debentures, notes or other similar instruments;

  (3)
  all obligations of such person to pay the deferred purchase price of property, except trade accounts payable arising in the ordinary course of business;

  (4)
  all obligations of such person as lessee which are capitalized in accordance with U.S. GAAP;

  (5)
  all obligations of such person created or arising under any conditional sales or other title retention agreement with respect to any property acquired by such person (including, without limitation, obligations under any such agreement which provides that the rights and remedies of the seller or lender thereunder in the event of default are limited to repossession or sale of such property);

  (6)
  all obligations of such person with respect to letters of credit and similar instruments, including, without limitation, obligations under reimbursement agreements;

  (7)
  all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) a Lien on any asset of such person, whether or not such Indebtedness is assumed by such person;

  (8)
  all net obligations of such person in respect of equity derivatives and Hedge Agreements; and

  (9)
  all guarantees of such person (other than guarantees of obligations of direct or indirect Subsidiaries of such person).

        "Independent Investment Banker" means either Citigroup Global Markets Inc. or J.P. Morgan Securities Inc., or, if both such firms are unwilling or unable to select the applicable Comparable Treasury Issue, a leading independent investment banking institution appointed by the trustee and reasonably acceptable to Bunge Limited Finance.

        "Lien" means any mortgage, lien, security interest, pledge, charge or other encumbrance.

        "Permitted Liens" means:

  (1)
  Liens for current taxes, assessments or other governmental charges which are not delinquent or remain payable without any penalty, or the validity of which is contested in good faith by appropriate proceedings upon stay of execution of the enforcement thereof or upon posting a bond in connection therewith;

  (2)
  any Lien pursuant to any order or attachment or similar legal process arising in connection with court proceedings; provided that the execution or other enforcement thereof is effectively stayed or a sufficient bond had been posted and the claims secured thereby are being contested at the time in good faith by appropriate proceedings;

  (3)
  any Liens securing bonds posted with respect to and in compliance with clauses (1) and (2) above;

  (4)
  any Liens securing the claims of mechanics, laborers, workmen, repairmen, materialmen, suppliers, carriers, warehousemen, landlords, or vendors or other claims provided for by mandatory provisions of law which are not yet due and delinquent, or are being contested in good faith by appropriate proceedings;

  (5)
  any Lien on any Restricted Property securing Indebtedness incurred or assumed solely for the purpose of financing all or any part of the cost of constructing or acquiring such Restricted

    Property, which Lien attaches to such Restricted Property concurrently with or within 120 days after the construction, acquisition or completion of a series of related acquisitions thereof;

  (6)
  Liens existing immediately prior to the execution and delivery of the indenture (and listed on a schedule to the indenture);

  (7)
  Liens to secure bonds posted in order to obtain stays of judgments, attachments or orders, the existence of which bonds would not otherwise constitute an event of default under the indenture;

  (8)
  Liens on Restricted Property existing prior to the acquisition of such Restricted Property or the acquisition of any Subsidiary that is the owner of such Restricted Property, or arising as a result of contractual commitments to grant a Lien relating to such Restricted Property or such Subsidiary existing prior to such acquisition;

  (9)
  Liens created by a Restricted Subsidiary in favor of Bunge Limited, Bunge Limited Finance or a Subsidiary;

  (10)
  Liens on any accounts receivable from or invoices to export customers (including, without limitation, Subsidiaries) and the proceeds thereof;

  (11)
  Liens on rights under contracts to sell, purchase or receive commodities to or from export customers (including, without limitation, Subsidiaries) and the proceeds thereof;

  (12)
  Liens on cash deposited as collateral in connection with financings where Liens are permitted under clauses (10) and (11) of this definition;

  (13)
  Liens extending, renewing or replacing, in whole or in part, Liens permitted pursuant to (i) clauses (1) through (5) and (7) through (12), so long as the principal amount of the Indebtedness secured by such Lien does not exceed its original principal amount, and (ii) clause (6), so long as the principal amount of the Indebtedness secured by such Lien does not exceed the principal amount thereof outstanding immediately prior to the execution and delivery of the indenture;

  (14)
  minor survey exceptions or minor encumbrances, easements or reservations, or rights of others for rights-of-way, utilities and other similar purposes, or zoning or other restrictions as to the use of real properties that constitute Restricted Property, which are necessary for the conduct of the activities of Bunge Limited or any Restricted Subsidiary or which customarily exist on properties of corporations engaged in similar activities and similarly situated and which do not in any event materially impair their use in the operation of the business of Bunge Limited or any Restricted Subsidiary;

  (15)
  Liens on accounts receivable and other related assets arising in connection with transfers thereof to the extent that such transfers are treated as sales of financial assets under FASB Statement No. 140, as in effect from time to time; and

  (16)
  Liens on intercompany loans made by Bunge Limited or its Subsidiaries, or on any notes or other instruments representing an interest in such intercompany loans, in each case as described under "Description of Master Trust Structure."

For purposes of this definition, (A) the phrases "accounts receivable from or invoices to export customers" and "contracts to sell, purchase or receive commodities to or from export customers" refer to invoices or accounts receivable derived from the sale of, or contracts to sell, purchase or receive, wheat, soybeans or other commodities or products derived from the processing of wheat, soybeans or other commodities, by or to Bunge Limited or a Restricted Subsidiary that have been or are to be exported from the country of origin whether or not such sale is made by a Restricted Subsidiary or to any of its Subsidiaries; and (B) property of a party to a corporate reorganization which is not Bunge

Limited or a Restricted Subsidiary will be deemed to be or have been "acquired" by Bunge Limited or such Restricted Subsidiary as part of such corporate reorganization even if Bunge Limited or such Restricted Subsidiary, as the case may be, is not the surviving entity.

        "Property" means any property, whether presently owned or hereafter acquired, including any asset, revenue, or right to receive income or any other property, whether tangible or intangible, real or personal.

        "Reference Treasury Dealer" means Citigroup Global Markets Inc. and J.P. Morgan Securities Inc. and two other primary U.S. government securities dealers in New York City selected by the Independent Investment Banker (each, a "Primary Treasury Dealer"); provided, however, that if any of the foregoing shall cease to be a Primary Treasury Dealer, Bunge Limited Finance will substitute another Primary Treasury Dealer.

        "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any date fixed for the redemption of senior notes, an average, as determined by the trustee, of the bid and asked prices for the Comparable Treasury Issue for the senior notes (expressed in each case as a percentage of its principal amount) quoted in writing to the trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day preceding such date.

        "Restricted Property" means any building, mine, structure or other facility (together with the land on which it is erected and fixtures comprising a part thereof) and inventories now owned or hereafter acquired by Bunge Limited or any Subsidiary and used for oilseed or grain origination, processing, transportation or storage, mining or fertilizer refining or storage.

        "Restricted Subsidiary" means (a) any Subsidiary that has been designated by Bunge Limited as eligible for intercompany loans to be made by the master trust as described under "Description of Master Trust Structure," or (b) any other Subsidiary which is a "significant subsidiary" under Regulation S-X under the Securities Act, or (c) any other Subsidiary that owns or leases any Restricted Property the aggregate fair value of which, as determined by Bunge Limited's board of directors, exceeds three percent of Bunge Limited's Consolidated Net Tangible Assets. Notwithstanding the foregoing, Fosfertil S.A. shall not be deemed a Restricted Subsidiary of Bunge Limited for the purpose of the covenants described under "—Limitation on Liens" and "—Restriction on Sale-Leasebacks" above.

        "Subsidiary" means any corporation, limited liability company or other business entity of which the requisite number of shares of stock or other equity ownership interests having ordinary voting power (without regard to the occurrence of any contingency) to elect a majority of the directors, managers or trustees thereof, or any partnership of which more than 50% of the partners' equity interests (considering all partners' equity interests as a single class) is, in each case, at the time owned or controlled, directly or indirectly, by Bunge Limited, one or more of the Subsidiaries, or a combination thereof.

        "Treasury Yield" means, with respect to any date fixed for the redemption of senior notes, the rate per annum equal to the semiannual equivalent yield to maturity (computed as of the third business day immediately preceding such date) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the applicable Comparable Treasury Price for such date.

BOOK-ENTRY; DELIVERY AND FORM

Book-Entry Procedures for the Global Senior Notes

        The descriptions of the operations and procedures of DTC, Euroclear and Clearstream Banking set forth below are provided solely as a matter of convenience. These operations and procedures are solely within the control of these settlement systems and are subject to change by them from time to time. None of Bunge Limited Finance, Bunge Limited or the initial purchasers takes any responsibility for these operations or procedures, and investors are urged to contact the relevant system or its participants directly to discuss these matters.

        DTC has advised us that it is:

  •
  a limited purpose trust company organized under the laws of the State of New York;

  •
  a "banking organization" within the meaning of the New York Banking Law;

  •
  a member of the Federal Reserve System;

  •
  a "clearing corporation" within the meaning of the Uniform Commercial Code, as amended; and

  •
  a "clearing agency" registered under Section 17A of the U.S. Securities Exchange Act of 1934.

        DTC was created to hold securities for its participants and facilitates the clearance and settlement of securities transactions between its participants through electronic book-entry changes to the accounts of its participants, which eliminates the need for physical transfer and delivery of certificates. DTC's participants include securities brokers and dealers, including the initial purchasers; banks and trust companies; clearing corporations and some other organizations. Indirect access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies; these indirect participants clear through or maintain a custodial relationship with a participant in DTC, either directly or indirectly. Investors who are not DTC participants may beneficially own securities held by or on behalf of DTC only through participants or indirect participants in DTC.

        Bunge Limited Finance and Bunge Limited expect that pursuant to procedures established by DTC:

  •
  upon deposit of each global senior note, DTC will credit the accounts of participants in DTC designated by the initial purchasers with an interest in the global senior note; and

  •
  ownership of the senior notes will be shown on, and the transfer of ownership of the senior notes will be effected only through, records maintained by DTC, with respect to the interests of participants in DTC, and the records of participants and indirect participants, with respect to the interests of persons other than participants in DTC.

        The laws of some jurisdictions may require that some purchasers of securities take physical delivery of the securities in definitive form. Accordingly, the ability to transfer interests in the senior notes represented by a global senior note to these persons may be limited. In addition, because DTC can act only on behalf of its participants, who in turn act on behalf of persons who hold interests through participants, the ability of a person having an interest in senior notes represented by a global senior note to pledge or transfer that interest to persons or entities that do not participate in DTC's system, or to otherwise take actions in respect of that interest, may be affected by the lack of a physical definitive security in respect of the interest.

        So long as DTC or its nominee is the registered owner of a global senior note, DTC or the nominee, as the case may be, will be considered the sole owner or holder of the senior notes represented by the global senior note for all purposes under the indenture. Except as provided below, owners of beneficial interests in a global senior note:

  •
  will not be entitled to have senior notes represented by the global senior note registered in their names;

  •
  will not receive or be entitled to receive physical delivery of certificated senior notes; and

  •
  will not be considered the owners or holders of the senior notes under the indenture for any purpose, including with respect to the giving of any direction, instruction or approval to the trustee under the indenture.

        Accordingly, each holder owning a beneficial interest in a global senior note must rely on the procedures of DTC and, if the holder is not a participant or an indirect participant in DTC, on the procedures of the DTC participant through which the holder owns its interest, to exercise any rights of a holder of senior notes under the indenture or the global senior note. We understand that under existing industry practice, if Bunge Limited Finance or Bunge Limited requests any action of holders of senior notes, or a holder that is an owner of a beneficial interest in a global senior note desires to take any action that DTC, as the holder of the global senior note, is entitled to take, then DTC would authorize its participants to take the action and the participants would authorize holders owning through participants to take the action or would otherwise act upon the instruction of such holders. None of Bunge Limited Finance, Bunge Limited or the trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of senior notes by DTC, or for maintaining, supervising or reviewing any records of DTC relating to the senior notes.

        Payments with respect to the principal of and premium, if any, and interest (including additional interest, if any) on any senior notes represented by a global senior note registered in the name of DTC or its nominee on the applicable record date will be payable by the trustee to or at the direction of DTC or its nominee in its capacity as the registered holder of the global senior note representing those senior notes under the indenture. Under the terms of the indenture, Bunge Limited Finance, Bunge Limited and the trustee may treat the persons in whose names the senior notes, including the global senior notes, are registered as the owners of the senior notes for the purpose of receiving payment on the senior notes and for any and all other purposes whatsoever. Accordingly, none of Bunge Limited Finance, Bunge Limited or the trustee has or will have any responsibility or liability for the payment of amounts to owners of beneficial interests in a global senior note, including principal, premium, if any, and interest. Payments by the participants and the indirect participants in DTC to the owners of beneficial interests in a global senior note will be governed by standing instructions and customary industry practice and will be the responsibility of the participants or the indirect participants and DTC.

        Transfers between participants in DTC will be effected in accordance with DTC's procedures and will be settled in same-day funds. Transfers between participants in Euroclear or Clearstream Banking will be effected in the ordinary way in accordance with their respective rules and operating procedures.

        Subject to compliance with the transfer restrictions applicable to the senior notes, cross-market transfers between the participants in DTC, on the one hand, and Euroclear or Clearstream Banking participants, on the other hand, will be effected through DTC in accordance with DTC's rules on behalf of Euroclear or Clearstream Banking, as the case may be, by its respective depositary. These cross-market transactions, however, will require delivery of instructions to Euroclear or Clearstream Banking, as the case may be, by the counterparty in that system in accordance with the rules and procedures and within the established deadlines, Brussels time, of that system. If the transaction meets its settlement requirements, Euroclear or Clearstream Banking, as the case may be, will deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant global senior notes in DTC and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC.

Euroclear participants and Clearstream Banking participants may not deliver instructions directly to the depositaries for Euroclear or Clearstream Banking.

        Because of time zone differences, the securities account of a Euroclear or Clearstream Banking participant purchasing an interest in a global senior note from a participant in DTC will be credited, and any crediting will be reported to the relevant Euroclear or Clearstream Banking participant, during the securities settlement processing day, which must be a business day for Euroclear and Clearstream Banking, immediately following the settlement date of DTC. Cash received in Euroclear or Clearstream Banking as a result of sales of interest in a global senior note by or through a Euroclear or Clearstream Banking participant to a participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream Banking cash account only as of the business day for Euroclear or Clearstream Banking following DTC's settlement date.

        Although DTC, Euroclear and Clearstream Banking have agreed to the above procedures to facilitate transfers of interests in the global senior notes among participants in DTC, Euroclear and Clearstream Banking, they are under no obligation to perform or to continue to perform the procedures, and the procedures may be discontinued at any time. None of Bunge Limited Finance, Bunge Limited or the trustee will have any responsibility for the performance by DTC, Euroclear or Clearstream Banking or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Certificated Senior Note

        If:

  •
  DTC notifies Bunge Limited Finance that it is at any time unwilling or unable to continue as a depositary or DTC ceases to be registered as a clearing agency under the U.S. Securities Exchange Act of 1934 and a successor depositary is not appointed within 90 days of such notice or cessation;

  •
  Bunge Limited Finance or Bunge Limited, at its option, notifies the trustee in writing that it elects to cause the issuance of senior notes in definitive form under the indenture; or

  •
  upon the occurrence of some other events as provided in the indenture;

then, upon surrender by DTC of the global senior notes, certificated senior notes will be issued to each person that DTC identifies as the beneficial owner of the senior notes represented by the global senior notes. Upon the issuance of certificated senior notes, the trustee is required to register the certificated senior notes in the name of that person or persons, or their nominee, and cause the certificated senior notes to be delivered thereto.

        None of Bunge Limited Finance, Bunge Limited or the trustee will be liable for any delay by DTC or any participant or indirect participant in DTC in identifying the beneficial owners of the related senior notes and each of those persons may conclusively rely on, and will be protected in relying on, instructions from DTC for all purposes, including with respect to the registration and delivery, and the respective principal amounts, of the senior notes to be issued.

DESCRIPTION OF MASTER TRUST STRUCTURE

        Bunge Limited formed a master trust in order to permit it and its subsidiaries to borrow funds on both a short-term and long-term basis more efficiently. The master trust was created under New York law pursuant to a pooling agreement among Bunge Funding, Inc., Bunge Management Services, Inc., as servicer, and The Bank of New York, as trustee. The primary assets of the master trust consist of intercompany loans made to Bunge Limited and its subsidiaries with the proceeds of funds raised by the master trust through the issuance of variable funding certificates.

        The intercompany loans held by the master trust are made by two of Bunge Limited's subsidiaries. Bunge Finance Limited, Bunge Limited's wholly owned subsidiary organized under the laws of Bermuda, makes loans to Bunge Limited and its non-U.S. subsidiaries. Bunge Finance North America, Inc., a Delaware corporation and a wholly owned subsidiary of Bunge N.A. Holdings, Inc. (which is, in turn, wholly owned by Bunge Limited), makes loans to Bunge Limited's U.S. subsidiaries. Each intercompany loan bears interest at a floating rate specified from time to time by the Bunge subsidiary making the loan at the estimated blended cost of funds of the master trust (plus a small profit margin). Bunge Finance Limited and Bunge Finance North America, Inc. are parties to a sale agreement with Bunge Funding, Inc. under which each intercompany loan, together with all property and proceeds related thereto, is sold to Bunge Funding, Inc. Bunge Funding, Inc., in turn, immediately sells the intercompany loans to the master trust pursuant to a pooling agreement. Bunge Management Services, Inc. services the intercompany loans held by the master trust in accordance with the terms of a servicing agreement among Bunge Management Services, Inc., Bunge Funding, Inc. and The Bank of New York, as trustee.

        We raise the funds to fund the intercompany loans by having the master trust issue trust certificates either to a special purpose subsidiary that is incurring indebtedness or directly to third party investors. As of the date of this prospectus, the master trust has issued five series of trust certificates under series supplements to the pooling agreement, including a series 2002-1 variable funding certificate held by Bunge Limited Finance. The trustee under the master trust is required to allocate collections on the intercompany loans to the trust certificates, including the series 2002-1 variable funding certificate, on an equal basis based upon the principal and accrued interest outstanding with respect to all trust certificates. The master trust may from time to time issue additional series of trust certificates which rank equal in right of payment with the outstanding trust certificates.

        The maximum face amount of the series 2002-1 variable funding certificate held by Bunge Limited Finance is $3,500,000,000. The outstanding amount of the series 2002-1 variable funding certificate varies based on the outstanding amount of indebtedness of Bunge Limited Finance. Under the master trust facility documentation, all of the proceeds borrowed under Bunge Limited Finance's current facilities were used to fund intercompany loans which are acquired by the master trust. In the case of the senior notes, Bunge Limited Finance was required to use all of the net proceeds from the sale of the senior notes to increase its investment in the series 2002-1 variable funding certificate, and the master trust used such proceeds to acquire intercompany loans. The principal and interest outstanding on the series 2002-1 variable funding certificate together with cash held by Bunge Limited Finance must at all times exceed the aggregate principal and interest outstanding on all of Bunge Limited Finance's debt, including, without limitation, the senior notes. Accordingly, the holders of the senior notes will benefit to the extent that payments of principal and interest are made by the borrowers on the intercompany loans held by the master trust. The master trust is intended to allow creditors of Bunge Limited Finance and other holders of master trust certificates to have the benefit of claims on Bunge Limited's subsidiaries obligated under intercompany loans. However, intercompany loans made under the master trust facility directly to Bunge Limited do not create any claims against its subsidiaries for the benefit of the holders of the senior notes. Although the series 2002-1 variable funding certificate is not pledged to the holders of the senior notes, the series 2002-1 variable funding certificate and related hedging agreements are the only assets held by Bunge Limited Finance and may not be pledged by Bunge Limited Finance to any of its creditors or any other person. Under the design of the master trust facility structure, the senior notes have the benefit of the series 2002-1 variable funding certificate and the holders of the senior notes thus have the benefit of access on an equal basis with other creditors holding indebtedness owed or payable by Bunge Limited Finance to the payments made on the series 2002-1 variable funding certificate.

        Bunge Limited Finance has been organized and structured to be a bankruptcy-remote entity. As part of the bankruptcy-remote structure of Bunge Limited Finance, the certificate of incorporation of Bunge Limited Finance requires the vote of at least two directors who are "independent" (within the meaning of the certificate of incorporation of Bunge Limited Finance) of Bunge Limited and its affiliates (except that such independent directors of Bunge Limited Finance may also be the independent directors of Bunge Asset Funding Corp., Bunge Funding, Inc., Bunge Finance Europe B.V and any other financing subsidiary established to advance funds to the master trust) in order to, among other things, (1) file a voluntary petition for bankruptcy under the U.S. bankruptcy code or (2) change the voting requirement with respect to the filing of such a voluntary petition for bankruptcy. Each of Bunge Limited Finance's creditors has made "non-petition" agreements agreeing not to institute, or join any other person in instituting, against Bunge Limited Finance, any bankruptcy or similar insolvency proceeding under the laws of any jurisdiction for a period of one year and one day after all outstanding debt of Bunge Limited Finance has been paid in full.

        If Bunge Limited Finance were to become subject, for any reason, to any voluntary or involuntary bankruptcy proceeding, the proceeds of payments to the master trust on the intercompany loans would be subject to such bankruptcy proceedings. In such event, the holders of the senior notes would experience delays in recovering principal and interest on their senior notes from the proceeds of such intercompany loans. The holders of the senior notes would, however, be able to make a claim on Bunge Limited's guarantee in such circumstances unless the guarantee is unavailable for any reason (whether due to our bankruptcy or otherwise).

        Credit facilities and debt issuances that use the master trust structure include the following:

  •
  $600 million commercial paper facility, backed by a revolving credit facility of the same amount;

  •
  $650 million multicurrency revolving credit facility, consisting of a $455 million 364-day tranche and a $195 million three-year tranche;

  •
  $18 million 8.61% five-year Trust Certificates Due December 30, 2005;

  •
  $460 million three-year revolving credit facility;

  •
  $50 million three-year senior credit facility;

  •
  $82 million 6.31% Senior Guaranteed Notes, Series A, Due September 30, 2007;

  •
  $53 million 6.78% Senior Guaranteed Notes, Series B, Due September 30, 2009;

  •
  $351 million 7.44% Senior Guaranteed Notes, Series C, Due September 30, 2012;

  •
  $200 million 7.80% Senior Notes Due 2012;

  •
  $250 million 3.75% Convertible Notes Due 2022;

  •
  $300 million 5.875% Senior Notes Due 2013; and

  •
  $500 million 4.375% Senior Notes Due 2008.

        Our financings under the master trust structure contain various restrictive covenants that in some cases include limitations on, among other things, our ability to (1) merge, amalgamate or sell all or substantially all of our assets, (2) incur certain liens, (3) enter into certain sale-leaseback transactions and (4) incur certain indebtedness by subsidiaries. In addition, Bunge Limited must comply with certain financial covenants as of the end of each fiscal quarter. All of the restrictive covenants in the master trust financings are subject to significant qualifications and exceptions.

TAXATION

BERMUDA TAX CONSIDERATIONS

        The following discussion is the opinion of Conyers Dill & Pearman, our special Bermuda tax counsel. At the present time there is no income or other tax of Bermuda imposed by withholding or otherwise on any payment to be made by Bunge Limited pursuant to the guarantee included in the indenture governing the senior notes and there is no Bermuda income or profits tax, withholding tax, capital gains tax, capital transfer tax, estate duty or inheritance tax payable by Bunge Limited in connection with the issuance of the exchange senior notes by Bunge Limited Finance. Bunge Limited has obtained an assurance from the Minister of Finance of Bermuda under the Exempted Undertakings Tax Protection Act 1966 that, in the event that any legislation is enacted in Bermuda imposing any tax computed on profits or income, or computed on any capital asset, gain or appreciation or any tax in the nature of estate duty or inheritance tax, such tax shall not, until March 28, 2016, be applicable to Bunge Limited or to any of Bunge Limited's operations or other obligations except insofar as such tax applies to persons ordinarily resident in Bermuda or to any taxes payable by Bunge Limited in respect of real property or leasehold interests in Bermuda held by Bunge Limited.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

        The following discussion is a summary of the material U.S. federal income tax considerations relevant to the exchange of unregistered senior notes for exchange senior notes, and of the ownership and disposition of the exchange senior notes, by beneficial owners ("Holders") that have held the unregistered senior notes, and that will hold the exchange senior notes, as capital assets. This summary is based on the provisions of the Code, the Treasury regulations promulgated thereunder, and administrative and judicial interpretations thereof, all as in effect as of the date hereof and all of which are subject to change (possibly on a retroactive basis). This summary is intended for general information only, and does not purport to be a complete analysis of all of the potential U.S. federal income tax considerations that may be relevant to the particular circumstances of Holders, or to Holders that may be subject to special U.S. federal income tax rules (such as dealers in securities or foreign currencies, insurance companies, real estate investment trusts, regulated investment companies, financial institutions, partnerships and other pass-through entities, U.S. expatriates, tax-exempt organizations, United States Holders (as defined below) whose functional currency is not the U.S. dollar, and persons who hold unregistered senior notes or the exchange senior notes as part of a hedge, straddle, conversion or constructive sale transaction or other risk reduction transaction). Furthermore, this summary does not address any state, local or foreign tax implications, or any aspect of U.S. federal tax law other than income taxation.

        PROSPECTIVE HOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS CONCERNING THE U.S. FEDERAL INCOME AND OTHER TAX CONSEQUENCES OF THE EXCHANGE OF UNREGISTERED SENIOR NOTES FOR EXCHANGE SENIOR NOTES, AND OF THE OWNERSHIP AND DISPOSITION OF EXCHANGE SENIOR NOTES, BASED UPON THEIR PARTICULAR SITUATIONS INCLUDING ANY CONSEQUENCES ARISING UNDER APPLICABLE STATE, LOCAL AND FOREIGN TAX LAWS.

        For purposes of this discussion, a "United States Holder" means a Holder of an unregistered senior note or exchange senior note that, for U.S. federal income tax purposes, is (i) an individual who is a citizen or resident of the United States (ii) a corporation or other entity taxable as a corporation for U.S. federal income tax purposes created or organized in or under the laws of the United States or any political subdivision thereof, (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (iv) a trust if the administration of the trust is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust, or if the trust was in existence on

August 20, 1996 and has elected to continue to be treated as a U.S. person under the Code. Correspondingly, a "Foreign Holder" is a Holder of an unregistered senior note or exchange senior note that is not a United States Holder. The U.S. federal income tax consequences of a partner in a partnership holding unregistered senior notes or exchange senior notes generally will depend on the status of the partner and the activities of the partnership. Partners in a partnership holding unregistered senior notes or exchange senior notes should consult their own tax advisors.

Exchange Offer

        The exchange of an unregistered senior note for an exchange senior note pursuant to the exchange offer will not be taxable to the exchanging Holder for U.S. federal income tax purposes. As a result, an exchanging Holder:

  •
  would not recognize any gain or loss on the exchange;

  •
  would have a holding period for the exchange senior note that includes the holding period for the unregistered senior note exchanged therefor; and

  •
  would have an adjusted tax basis in the exchange senior note immediately after the exchange equal to its adjusted tax basis in the unregistered senior note exchanged therefor immediately prior to the exchange.

        The exchange offer is not expected to result in any U.S. federal income tax consequences to a non-exchanging Holder.

Ownership and Disposition of Exchange Senior Notes

United States Holders

Payments of Stated Interest

        Stated interest payable on an exchange senior note generally will be taxable to a United States Holder as ordinary interest income at the time the interest is accrued or received in accordance with the United States Holder's regular method of tax accounting.

Market Discount and Premium

        A United States Holder that acquired an exchange senior note at a price less than its principal amount would be treated for U.S. federal income tax purposes as having acquired the exchange senior note with market discount, subject to a de minimis exception. In the case of an exchange senior note having market discount, a United States Holder will be required to treat any partial principal payment received on, and any gain recognized upon the sale or other disposition of, the exchange senior note as ordinary income to the extent of the market discount that accrued during such United States Holder's holding period for the exchange senior note, unless such United States Holder elects to annually include market discount in gross income over time as the market discount accrues (on a ratable basis or, at the election of the United States Holder, a constant yield basis). Such election, once made, is irrevocable. In addition, a United States Holder that holds an exchange senior note with market discount, and that does not elect to accrue market discount into gross income over time, may be required to defer the deduction of interest expense incurred or continued to purchase or carry the exchange senior note.

        Furthermore, if an exchange senior note is acquired by a United States Holder with a more than de minimis market discount and is subsequently disposed in a transaction that is nontaxable in whole or in part (other than certain transactions described in section 1276(d) of the Code), accrued market discount will be includible in gross income as ordinary income as if such United States Holder had sold the exchange senior note at its then fair market value.

        A United States Holder that acquired an exchange senior note for an amount in excess of its principal amount may elect to treat the excess as "amortizable bond premium," in which case the amount required to be included in the United States Holder's gross income each year with respect to interest on the exchange senior note will be reduced by the amount of amortizable bond premium allocable (based on the note's yield to maturity) to that year. Any election to amortize bond premium will apply to all exchange senior notes held by the United States Holder at the beginning of the first taxable year to which the election applies or thereafter acquired by the United States Holder and is irrevocable without the consent of the IRS.

Sales and Other Taxable Dispositions

        In general, upon the sale or other taxable disposition of an exchange senior note, a United States Holder will recognize gain or loss equal to the difference between the amount realized on such sale or other taxable disposition (not including any amount attributable to accrued but unpaid interest, which will be treated as a payment of interest for U.S. federal income tax purposes and therefore will be taxable as ordinary income to the extent not previously included in gross income) and such Holder's adjusted tax basis in the exchange senior note. Such gain or loss generally will be capital gain or loss (except that any gain will be treated as ordinary income to the extent of any market discount that has accrued on the exchange senior note but not previously been included in the gross income of the United States Holder), and such capital gain or loss will be long-term capital gain or loss if the exchange senior note was held by the United States Holder for more than one year at the time of the disposition. A United States Holder's adjusted tax basis in an exchange senior note generally will equal the cost of the exchange senior note to such Holder, increased by any market discount previously included into gross income and reduced by any principal payments received by such Holder and any bond premium deducted by the United States Holder in respect of the exchange senior note. Certain non-corporate United States Holders (including individuals) are eligible for preferential rates of U.S. federal income taxation in respect of long-term capital gains. The deduction of capital losses is subject to certain limitations under the Code.

Foreign Holders

Payments of Stated Interest

        Payments of stated interest on an exchange senior note by us or any paying agent to a Foreign Holder will not be subject to U.S. federal income tax or withholding tax, provided that:

  •
  the interest income in respect of the exchange senior note is not effectively connected with the conduct by the Foreign Holder of a trade or business within the United States;

  •
  the Foreign Holder does not own, actually or constructively, 10% or more of the total combined voting power of all classes of our shares entitled to vote;

  •
  the Foreign Holder is not, for U.S. federal income tax purposes, a controlled foreign corporation (as defined in the Code) related, directly or indirectly, to us through stock ownership;

  •
  the Foreign Holder is not a bank whose receipt of interest on the exchange senior note is described in Code Section 881(c)(3)(A); and

  •
  the certification requirements under Code Section 871(h) or 881(c) and Treasury regulations thereunder and described generally below are met.

        For purposes of Code Sections 871(h) and 881(c) and the underlying Treasury regulations, in order to obtain the exemption from U.S. federal income and withholding tax described above, either (1) the Foreign Holder must provide its name and address, and certify, under penalties of perjury, to us or our paying agent, as the case may be, that such Holder is not a United States person or (2) the Foreign

Holder must hold its exchange senior notes through certain intermediaries and both the Foreign Holder and the relevant intermediary must satisfy the certification requirements of applicable Treasury regulations. A certificate described in this paragraph is generally effective only with respect to payments of interest made to the certifying Foreign Holder after issuance of the certificate in the calendar year of its issuance and the two immediately succeeding calendar years. Under Treasury regulations, the foregoing certification generally may be provided by a Foreign Holder on IRS Form W-8BEN (or other applicable W-8 form).

        Payments of interest on an exchange senior note that do not satisfy all of the foregoing requirements generally will be subject to 30% U.S. federal withholding tax unless the Foreign Holder provides us or our paying agent with a properly executed IRS Form W-8BEN claiming an exemption from or reduction in withholding under the benefit of an applicable income tax treaty. However, if the interest income in respect of an exchange senior note is effectively connected with the conduct by the Foreign Holder of a U.S. trade or business (and, if a tax treaty applies, is attributable to a U.S. permanent establishment maintained by the Foreign Holder), then such interest income generally will be exempt from the withholding tax described above, and instead will be subject to U.S. federal income tax on a net income basis at the regular graduated tax rates applicable to United States Holders. A Foreign Holder must provide a duly executed IRS Form W-8ECI to us or our paying agent in order to avoid U.S. federal withholding tax in respect of effectively connected interest income. In certain circumstances, a Foreign Holder that is a corporation also may be subject to an additional "branch profits tax" in respect of effectively connected interest income (currently at a 30% rate or, if applicable, a lower tax treaty rate).

Sales and Other Taxable Dispositions

        In general, a Foreign Holder of an exchange senior note will not be subject to U.S. federal income tax on any gain recognized on the sale or other taxable disposition of an exchange senior note, unless:

  •
  such Foreign Holder is a nonresident alien individual who is present in the United States for 183 or more days in the taxable year of disposition and certain other conditions are met; or

  •
  the gain is effectively connected with the conduct of a U.S. trade or business of the Foreign Holder (and, if a tax treaty applies, is attributable to a U.S. permanent establishment maintained by the Foreign Holder).

Backup Withholding and Information Reporting

        Under current U.S. federal income tax law, a backup withholding tax at specified rates (currently 28%) and information reporting requirements apply to certain payments of principal and interest made to, and to the proceeds of sale before maturity by, certain Holders of exchange senior notes. In the case of a noncorporate United States Holder, information reporting requirements will apply to payments of principal or interest made by us or our paying agent on an exchange senior note. Backup withholding tax will apply to a United States Holder if:

  •
  the United States Holder fails to furnish its Taxpayer Identification Number ("TIN") (which, for an individual, is his or her Social Security Number) to the payor in the manner required;

  •
  the United States Holder furnishes an incorrect TIN and the payor is so notified by the IRS;

  •
  the payor is notified by the IRS that the United States Holder has failed to properly report payments of interest or dividends; or

  •
  under certain circumstances, the United States Holder fails to certify, under penalties of perjury, that it has furnished a correct TIN and has not been notified by the IRS that it is subject to backup withholding for failure to report interest or dividend payments.

        Backup withholding and information reporting does not apply with respect to payments made to certain exempt recipients, including corporations (within the meaning of Code Section 7701(a)), tax-exempt organizations or qualified pension and profit-sharing trusts. United States Holders should consult their tax advisors regarding their qualification for exemption from backup withholding and information reporting, and the procedure for obtaining such an exemption if applicable.

        We must report annually to the IRS, and to each Foreign Holder, the amount of interest paid to you on an exchange senior note and the amount of tax withheld with respect to those payments. Copies of the information returns reporting those interest payments and withholding may also be made available to the tax authorities in the country in which you reside under the provisions of an applicable income tax treaty. Backup withholding will not apply to payments of principal or interest made by us or any paying agent thereof on an exchange senior note (absent actual knowledge or reason to know that the Holder is actually a United States Holder) if such Holder has provided the required certification under penalties of perjury that it is not a United States person or has otherwise established an exemption. Backup withholding and information reporting may apply to the proceeds of the sale of an exchange senior note within the United States or conducted through certain U.S. related financial intermediaries unless the certification requirements described under "—Foreign Holders—Payments of Stated Interest" above are satisfied and the payor does not have actual knowledge or reason to know that the Holder is actually a United States Holder or the Holder has otherwise established an exemption. Foreign Holders of exchange senior notes should consult their tax advisors regarding the application of information reporting and backup withholding in their particular situations, the availability of an exemption therefrom, and the procedure for obtaining such an exemption, if available.

        Backup withholding is not an additional tax. Any amounts withheld from a payment under the backup withholding rules will be allowed as a credit against a Holder's U.S. federal income tax liability and may entitle such Holder to a refund, provided that certain required information is furnished to the IRS.

PLAN OF DISTRIBUTION

        Each broker-dealer that receives exchange senior notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange senior notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange senior notes received in exchange for unregistered senior notes where such unregistered senior notes were acquired as a result of market-making activities or other trading activities. We have agreed that, for a period of 180 days after the consummation of the exchange offer, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, until 180 days after the date of this prospectus, all dealers effecting transactions in the exchange senior notes may be required to deliver a prospectus.

        We will not receive any proceeds from any sale of exchange senior notes by broker-dealers. Exchange senior notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange senior notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers that may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such exchange senior notes. Any broker-dealer that resells exchange senior notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such exchange senior notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of exchange senior notes and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

ENFORCEMENT OF CIVIL LIABILITIES

        Bunge Limited is a Bermuda exempted company. Most of Bunge Limited's directors and officers and some of the named experts referred to in this prospectus are not residents of the United States, and a substantial portion of Bunge Limited's assets is located outside the United States. As a result, it may be difficult for investors to effect service of process on those persons in the United States and to enforce in the United States judgments obtained in U.S. courts against Bunge Limited or those persons based on the civil liability provisions of the U.S. securities laws. Bunge Limited has been advised by its Bermuda counsel, Conyers Dill & Pearman, that uncertainty exists as to whether courts in Bermuda will enforce judgments obtained in other jurisdictions (including the United States) against it or its directors or officers under the securities laws of those jurisdictions or entertain actions in Bermuda against Bunge Limited or its directors or officers under the securities laws of other jurisdictions.

        Bunge Limited has submitted to the jurisdiction of the U.S. federal and New York state courts sitting in the City of New York for the purpose of any suit, action or proceeding arising out of this offering, and Bunge Limited has agreed to accept service of process in any such action at its principal executive offices in White Plains, New York.

LEGAL MATTERS

        The validity of the exchange senior notes and the guarantee will be passed upon by Winston & Strawn LLP, Chicago, Illinois. In addition, certain U.S. federal income tax consequences of these securities will be passed upon by Shearman & Sterling LLP, New York. Certain legal matters relating to Bermuda law will be passed upon for Bunge Limited by Conyers Dill & Pearman, Hamilton, Bermuda.

James M. Macdonald, a partner of Conyers Dill & Pearman, serves as Bunge Limited's corporate secretary.

EXPERTS

        The consolidated financial statements and the related financial statement schedule incorporated in this prospectus by reference from Bunge Limited's Annual Report on Form 20-F for the year ended December 31, 2003 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports, which are incorporated herein by reference (which reports express an unqualified opinion and include an explanatory paragraph relating to changes in methods of accounting for goodwill and asset retirement obligations in 2002), and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing. The address of Deloitte & Touche LLP is Two World Financial Center, New York, NY 10281.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers

        Bunge Limited Finance Corp. is incorporated under the laws of the State of Delaware. Section 145 ("Section 145") of the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended (the "General Corporation Law"), inter alia, provides that a Delaware corporation may indemnify any persons who were, are or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation's best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful. A Delaware corporation may indemnify any persons who were, are or threatened to be made, a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation's best interests, provided that no indemnification is permitted without judicial approval if the director or officer is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action, suit or proceeding referred to above, the corporation must indemnify such person against the expenses (including attorneys' fees) which such officer or director has actually and reasonably incurred in connection therewith.

        Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145.

        Bunge Limited Finance Corp.'s Certificate of Incorporation and Bylaws provide for the indemnification of officers and directors to the fullest extent permitted by the General Corporation Law. All of Bunge Limited Finance Corp.'s directors and officers are insured against certain liabilities for actions taken in their capacities as such, including liabilities under the Securities Act of 1933, as amended.

        Bunge Limited's bye-laws contain a broad waiver by Bunge Limited's shareholders of any claim or right of action, both individually and on Bunge Limited's behalf, against any of Bunge Limited's officers or directors. The waiver applies to any action taken by an officer or director, or the failure of an officer or director to take any action, in the performance of his or her duties, except with respect to any matter involving any fraud or dishonesty on the part of the officer or director. This waiver limits the right of shareholders to assert claims against Bunge Limited's officers and directors unless the act or failure to act involves fraud or dishonesty. Bunge Limited's bye-laws also indemnify Bunge Limited's directors and officers in respect of their actions and omissions, except in respect of their fraud or dishonesty. The indemnification provided in the bye-laws is not exclusive of other indemnification rights to which a director or officer may be entitled, provided these rights do not extend to his or her fraud or dishonesty.

        Section 98 of the Companies Act 1981 (the "Companies Act") provides generally that a Bermuda company may indemnify its directors, officers and auditors against any liability which by virtue of any rule of law otherwise would be imposed on them in respect to any negligence, default, breach of duty or breach of trust, except in cases where such liability arises from fraud or dishonesty of which such director, officer or auditor may be guilty in relation to the company. Section 98 further provides that a Bermuda company may indemnify its directors, officers and auditors against any liability incurred by them in defending any proceedings, whether civil or criminal, in which judgment is awarded in their favor or in which they are acquitted or granted relief by the Supreme Court of Bermuda pursuant to Section 281 of the Companies Act.

        Bunge Limited maintains standard policies of insurance under which coverage is provided (a) to its directors, secretaries and officers against loss arising from claims made by reason of breach of duty or other wrongful act, and (b) to Bunge Limited with respect to payments which may be made by Bunge Limited to such directors and officers pursuant to the above indemnification provision or otherwise as a matter of law.

Item 21. Exhibits

        See the index to exhibits that appears immediately following the signature pages to this registration statement.

Item 22. Undertakings

(a)
The undersigned registrants hereby undertake:

(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)
to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; provided, however, that notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii)
to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

    provided, however, that the undertakings set forth in clauses (1)(i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the registrants pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement;

  (2)
  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3)
  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (4)
  To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering.

(b)
The registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrants' annual reports pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(d)
The undersigned registrant hereby undertakes: (i) to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means; and (ii) to arrange or provide for a facility in the U.S. for the purpose of responding to such requests. The undertaking in subparagraph (i) above includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(e)
The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of White Plains, State of New York, on the 7th day of April, 2004.

BUNGE LIMITED FINANCE CORP.
By:	/s/ MORRIS KALEF
	Name:	Morris Kalef
	Title:	President

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

* Morris Kalef	President and Director	April 7, 2004
* Frank Marchiony	Treasurer	April 7, 2004
* T.K. Chopra	Director	April 7, 2004
* Stuart D. Honse	Director	April 7, 2004
* Jerry G. Langley	Director	April 7, 2004
Carleton D. Pearl	Director
* William M. Wells	Director	April 7, 2004
*By:	/s/ WILLIAM M. WELLS Williams M. Wells	Attorney-in-fact	April 7, 2004

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of White Plains, State of New York, on the 7th day of April, 2004.

BUNGE LIMITED
By:	/s/ WILLIAM M. WELLS
	Name:	William M. Wells
	Title:	Chief Financial Officer

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

* Alberto Weisser	Chief Executive Officer and Chairman of the Board of Directors	April 7, 2004
* William M. Wells	Chief Financial Officer	April 7, 2004
* T.K. Chopra	Controller and Principal Accounting Officer	April 7, 2004
* Jorge Born, Jr.	Deputy Chairman and Director	April 7, 2004
* Ernest G. Bachrach	Director	April 7, 2004
* Enrique H. Boilini	Director	April 7, 2004
* Michael H. Bulkin	Director	April 7, 2004
* Octavio Caraballo	Director	April 7, 2004

* Francis Coppinger	Director	April 7, 2004
* Bernard de La Tour d'Auvergne Lauraguais	Director	April 7, 2004
* William Engels	Director	April 7, 2004
* Paul H. Hatfield	Director	April 7, 2004
* Carlos Braun Saint	Director	April 7, 2004
/s/ WILLIAM M. WELLS Bunge Limited, U.S. Office By: William M. Wells, Chief Financial Officer	Authorized Representative in the United States	April 7, 2004
*By:	/s/ WILLIAM M. WELLS Williams M. Wells	Attorney-in-fact	April 7, 2004

EXHIBIT INDEX

Exhibit Number		Description of Exhibits
3.1		Memorandum of Association (incorporated by reference from Bunge Limited's Form F-1 (No. 333-65026) filed July 31, 2001)
3.2		Bye-laws, as amended and restated (incorporated by reference from Bunge Limited's Form 20-F filed March 31, 2003)
3.3		Certificate of Incorporation of Bunge Limited Finance Corp. (incorporated by reference from Bunge Limited's Registration Statement on Form F-4 (No. 333-104975) filed on May 5, 2003)
3.4		By-laws of Bunge Limited Finance Corp. (incorporated by reference from Bunge Limited's Registration Statement on Form F-4 (No. 333-104975) filed on May 5, 2003)
4.1	*	Indenture, dated as of December 15, 2003 among Bunge Limited Finance Corp., Bunge Limited and SunTrust Bank
4.2	*	Form of Exchange Senior Note
4.3	*	Exchange and Registration Rights Agreement dated December 15, 2003 among Bunge Limited Finance Corp. and Bunge Limited and Citigroup Global Markets Inc. and J.P. Morgan Securities Inc., as representatives of the initial purchasers
5.1	*	Opinion of Winston & Strawn LLP
5.2	*	Opinion of Conyers Dill & Pearman
8.1	*	Tax Opinion of Conyers Dill & Pearman
8.2	*	Tax Opinion of Shearman & Sterling LLP
10.1		Administrative Services Agreement dated as of July 1, 2001 between Bunge Limited and Bunge International Limited (incorporated by reference from Bunge Limited's Form F-1 (No. 333-65026) filed July 31, 2001)
10.2		Registration Rights Agreement dated as of June 25, 2001 between Bunge Limited and the shareholders of Bunge International Limited (incorporated by reference from Bunge Limited's Form F-1 (No. 333-65026) filed July 31, 2001)
10.3		Pooling Agreement, dated as of August 25, 2000, between Bunge Funding Inc., Bunge Management Services Inc., as Servicer, and The Chase Manhattan Bank, as Trustee (incorporated by reference from Bunge Limited's Form F-1 (No. 333-65026) filed July 31, 2001)
10.4		Security Agreement dated May 17, 2001 between Bunge Limited and Bunge International Limited (incorporated by reference from Bunge Limited's Form F-1 (No. 333-65026) filed July 31, 2001)
10.5		Second Amended and Restated Series 2000-1 Supplement, dated as of February 26, 2002, between Bunge Funding Inc., Bunge Management Services, Inc., as Servicer, Cooperative Centrale Raiffeisen-Boerenleenbank B.A., "Rabobank International", New York branch, as Letter of Credit Agent, JPMorgan Chase Bank, as Administrative Agent, The Bank of New York, as Collateral Agent and Trustee, and Bunge Asset Funding Corp., as Series 2000-1 Purchaser, amending and restating the First Amended and Restated Series 2000-1 Supplement, dated July 12, 2001, which is filed as Exhibit 4.4 hereto (incorporated by reference from Bunge Limited's Form F-1 (No. 333-81322) filed March 12, 2002)

10.6		First Amendment to Loan Agreement, dated as of October 16, 2001 and effective as of September 21, 2001 between Bunge Limited and Bunge International Limited, amending the Loan Agreement dated May 17, 2001, which is filed as Exhibit 10.4 hereto (incorporated by reference from the Bunge Limited's Form F-1 (No. 333-81322) filed March 12, 2002)
10.7		First Amended and Restated Revolving Credit Agreement, dated as of September 6, 2002, among Bunge Limited Finance Corp., as Borrower, the several lenders from time to time parties thereto, Credit Lyonnais Chicago Branch, as Co-Syndication Agent, Cooperative Centrale Raiffeisen-Boerenleenbank B.A., "Rabobank International", New York Branch, as Co-Syndication Agent and JPMorgan Chase Bank, as Administrative Agent (incorporated by reference from Bunge Limited's Form 20-F filed March 31, 2003)
10.8		Revolving Credit Facility, dated October 15, 2002, among Cereol S.A., as Borrower, BNP Paribas, CCF, Société Générale, the banks referred to therein and BNP Paribas, as Facility Agent (incorporated by reference from Bunge Limited's Form 20-F filed March 31, 2003)
10.9		Multicurrency Revolving Facilities Agreement, dated May 28, 2003, among Bunge Finance Europe B.V., as Borrower, BNP Paribas, CCF and Société Générale, as mandated lead arrangers and HSBC Bank plc, as Agent (incorporated by reference from Bunge Limited's Form 20-F filed on March 15, 2004)
10.10		Fifth Amended and Restated Liquidity Agreement, dated as of July 3, 2003, among Bunge Asset Funding Corp., the financial institutions party thereto, and JPMorgan Chase Bank, as Administrative Agent (incorporated by reference from Bunge Limited's Form 20-F filed on March 15, 2004)
12.1	*	Statement regarding Computation of Ratios of Earnings to Fixed Charges
21.1		Subsidiaries of Bunge Limited (incorporated by reference from Bunge Limited's Form 20-F filed on March 15, 2004)
23.1		Consent of Deloitte & Touche LLP
23.2	*	Consent of Winston & Strawn LLP (included in Exhibit 5.1)
23.3	*	Consent of Conyers Dill & Pearman (included in Exhibits 5.2 and 8.1)
23.4	*	Consent of Shearman & Sterling LLP (included in Exhibit 8.2)
24.1	*	Power of Attorney of Bunge Limited Finance Corp. (included on the signature page to the registration statement on Form F-4 filed on March 19, 2004)
24.2	*	Power of Attorney of Bunge Limited (included on the signature page to the registration statement on Form F-4 filed on March 19, 2004)
25.1	*	Statement of Eligibility of Trustee on Form T-1
99.1	*	Form of Letter of Transmittal
99.2	*	Form of Notice of Guaranteed Delivery

*
Previously filed

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TABLE OF CONTENTS
CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS
WHERE YOU CAN FIND MORE INFORMATION
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
SUMMARY
Bunge Limited Finance Corp.
Bunge Limited
SUMMARY OF THE EXCHANGE OFFER
SUMMARY DESCRIPTION OF THE EXCHANGE SENIOR NOTES
RATIO OF EARNINGS TO FIXED CHARGES
RISK FACTORS
CAPITALIZATION
USE OF PROCEEDS
THE EXCHANGE OFFER
DESCRIPTION OF THE SENIOR NOTES
BOOK-ENTRY; DELIVERY AND FORM
DESCRIPTION OF MASTER TRUST STRUCTURE
TAXATION BERMUDA TAX CONSIDERATIONS
MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS
PLAN OF DISTRIBUTION
ENFORCEMENT OF CIVIL LIABILITIES
LEGAL MATTERS
EXPERTS
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
SIGNATURES
SIGNATURES
EXHIBIT INDEX